                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             Registration Statement Under The Securities Act of 1933

                                 TENGASCO, INC.
                 (Name of small business issuer in its charter)

         Tennessee                              1381                        87-0267438
(State or other jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)         Classification Code Number)        Identification No.)

      603 Main Avenue, Suite 500, Knoxville, Tennessee 37902 (423) 523-1124
          (Address and Telephone number of Principal Executive Offices)

                   603 Main Avenue, Knoxville, Tennessee 37902
     (Address of Principal Place of Business or Intended Place of Business)

                  Wesley Baker, 603 Main Avenue, Suite 500,
                  Knoxville, Tennessee 37902 (423) 523-1124
       (Name Address and Telephone number of Agent for Service of Process)

     Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                          CALCULATION OF REGISTRATION FEE

Title of each class      Dollar Amount to        Proposed                Proposed                 Amount of
of securities to be      be registered           maximum offering        maximum                  Registration Fee
registered                                       price per unit          aggregate offering
                                                                         price
Shares of common           $3,317,096               $8.63(1)                  $3,317,096               $1,005.18
stock, $0.001 par
value

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

--------
  1 This is the average of the closing bid and ask price of the Company's Common Stock as listed on the OTC Bulletin Board on July 28, 1997.

                                 TENGASCO, INC.

                384,368 Shares of Common Stock, $0.001 par value

         This Prospectus relates to the resale of 384,368 shares of common stock, $0.001 par value (the "Shares") owned by certain shareholders (hereinafter collectively referred to as the "Selling Shareholders") of Tengasco, Inc., a Tennessee corporation (the "Company"). The Company will not receive any of the proceeds on the resale of the Shares by the Selling Shareholders. The resale of the Shares of the Selling Shareholders is subject to the requirements of the Securities Act of 1933, as amended (the "Act"). Sales of the Shares or the potential of such sales at any time may have an adverse effect on the market price of the Shares offered hereby. See "Risk Factors".

         The Shares offered by this Prospectus may be resold from time to time by the Selling Shareholders, or by their transferess. No underwriting arrangements have been entered into by the Selling Shareholders or the Company. The distribution of the Shares by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders against certain liabilities, including liabilities under the Act.

         The Selling Shareholders and intermediaries through whom the Shares may be sold may be deemed "underwriters" within the meaning of the Act with respect to the Shares offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

         All costs incurred in the registration of the Shares of the Selling Shareholders are being borne by the Company.

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE
LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS" WHICH BEGIN ON PAGE 6.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is July 30, 1997

                         AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto the "Registration Statement") under the Securities Act of 1933, as amended with respect to the Common Stock offered hereby. This Prospectus does not include all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including schedules and exhibits thereto may be obtained from the principal offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 upon payment of the fee prescribed or may be examined there without charge.

         As of the date hereof, the Company is not a reporting company, as that term is defined under the Securities Acts, and therefore, does not file reports and other information with the Commission. However, the Company intends to furnish an annual report, which will include audited financial statements, to its stockholders. In addition, the Company will provide, without charge, to its stockholders, upon written or oral request by such stockholder, a copy of any information referred to herein that is incorporated by reference except exhibits to such information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. All such requests should be directed to Wesley Baker, at Tengasco, Inc., 603 Main Avenue, Knoxville, Tennessee 37902, telephone number (423) 523-1124.

                          PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS IDENTIFIED UNDER THE HEADING "RISK FACTORS".

                              THE COMPANY

         The Company is in the business of exploring for and developing oil and natural gas properties. Although the Company has been in existence for 81 years, its activities in the oil and gas business commenced only in 1995 with the acquisition of numerous oil and gas properties. These properties include the following:

              (i) a 100% working interest in 41 oil and gas leases on a total of 8,058 acres, more or less, and a 25% working interest on one lease of 462 acres, more or less, located in Clay County, Kentucky (collectively, the "Beech Creek Leases");

              (ii) a 100% working interest in 5 oil and gas leases on a total of 741 acres, more or less, located in Clay County, Kentucky (collectively, the "Wildcat Leases");

               (iii) a 100% working interest in six oil and gas leases on a total of 744 acres, more or less, located in Clay County, Kentucky (collectively, the "Burning Springs Leases");

               (iv) a 100% working interest in nine oil and gas leases on a total of 2,121 acres, more or less, located in Fentress County, Tennessee (collectively, the "Fentress County Leases").


               (v) a 100% working interest in 210 oil and gas leases on a total of 30,367 acres more or less, located in Hancock and Claiborn Counties, Tennessee (collectively, the "Swan Creek Leases").

         The Beech Creek Leases contain four wells. These four wells have been tested and management believes they are capable of producing gas in paying quantities. Flow lines have been laid to connect these wells to the gas transmission system of Wiser Oil Co. However, the wells are not presently in production.

         The Burning Springs Leases contain a total of 11 gas wells, all of which are shut-in. Several of the wells were in production in 1996 and were hooked up to a nearby Southern Gas Company transport line. At present, the wells are not producing since the compressors and related equipment have been moved to the

Swan Creek leases where, it is anticipated, the wells will be more profitable. The Company intends to evaluate the wells that are listed as shut-in for possible workover or deepening potential. After the evaluation, they will be either reworked or plugged.

         The Fentress County Leases currently have one well, which is shut-in. The well will require additional work to initiate production.


         Substantial additional evaluation and remedial work will be necessary in order to determine whether most of the Company's wells will be able to produce oil and gas in paying quantities and to make them produce in such quantities. The Company's ability to perform these operations will depend to a great degree on its ability to raise sufficient funding to develop its leases, as to which no assurance can be given. Nor can any assurance be given that if the Company is able to obtain such funding, it will be able to produce oil and gas in profitable quantities.

          The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end users, which purchase the crude oil, and natural gas pipeline companies, which purchase the gas. There are currently two gas transmission lines that run through the Beech Creek Leases. These lines can be accessed to sell gas produced from the leases. There are two more transmission lines within approximately two miles of these leases.

          In Hancock County, gas production from the Swan Creek Leases will be delivered into the major transmission line of East Tennessee Natural Gas. At the present time, there is no completed pipeline from these leases to the East Tennessee Natural Gas pipeline. The Company is in the process of constructing such a pipeline which is approximately 70% completed and is expected to be completed during the last quarter of 1997. The pipeline will be approximately 23 miles long and is made of 8 inch steel pipe. The cost to date has been approximately $1,500,000. Completion is expected to cost approximately an additional $700,000. The Company has acquired all necessary regulatory approvals and 99% of necessary property rights to complete this pipeline. It anticipates having the remaining property rights within two months. The Company's pipeline will not only service the Company's wells, but, will provide transportation of gas for small independent producers in the local area as well. It is anticipated that direct sales could also be made to some local towns and industries. No assurance can be given that the Company will be able to produce a sufficient quantity of crude oil or natural gas to make these operations profitable.

          The estimated present net reserve values based upon a report from Coburn Petroleum Engineering, an independent expert, indicate a present value of $33,874,577 for the Swan Creek Field, $5,929,992 for the Beech Creek Leases, $996,280 for the Fentress County Leases and $547,248 for the Burning Springs Leases. Reserve analyses are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable.

                             THE OFFERING

Shares of Common Stock Offered ...........  384,368(1)


Shares of Common Stock outstanding
as of June 30, 1997 ......................   6,124,216


Use of Proceeds ..........................   None of the proceeds
                                             will be received by
                                             the Company

                        SUMMARY FINANCIAL DATA

         The following table sets forth certain consolidated financial data of the Company for six months ended June 30, 1997 and the two years ended December 31, 1996.

         Data relating to the years ended December 31, 1996 and 1995 is derived from Consolidated Financial Statements appearing elsewhere in this Prospectus. 1996 data has been audited by BDO Seidman, LLP. 1995 data has been audited by Charles M. Stivers, CPA. The selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, the notes thereto and the reports thereon included elsewhere in this Prospectus.

--------
     (1) This includes 100,000 shares issuable to one of the Selling Shareholders upon the exercise of an option granted to that Selling Shareholder on January 30, 1996 by the Company. The exercise price of that option is $6.375 per share.

                                    (unaudited)
                                    Six months ended                Year ended                Year ended
Income Statement Data               6/30/97                         12/31/96                  12/31/95
Revenue                                          $0                    $26,253                   $28,526

Costs and other
deductions                               $1,357,785                 $1,787,317                $1,275,000

Net loss                                ($1,357,785)               ($1,761,064)              ($1,246,481)

Balance Sheet Data:

Working Capital                         ($1,860,853)               ($1,065,711)                 $161,933

Total Assets                             $3,000,256                 $2,727,221                $1,180,969


Long-Term Liabilities                       $85,137                    $47,828                   $59,000

Stockholders' Equity                       $827,692                 $1,455,007                $1,019,386




                                 RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR TOTAL INVESTMENT. PROSPECTIVE INVESTORS OF THE SHARES OFFERED HEREIN SHOULD GIVE CAREFUL CONSIDERATION, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, TO THE FOLLOWING RISK FACTORS.

         1. Limited History. Although the Company was organized in 1916, it must be regarded as being in a formative stage due to its lack of significant business operations during recent years and the fact that it did not acquire any oil or gas leases until 1995. Prior to its acquisition of these leases, the Company had never been involved in the oil and gas business. Its future success depends upon its ability, to profitably operate its existing wells and to expand its operations through the acquisition of additional oil and gas producing properties and/or the acquisition of additional oil and gas leases. No assurance can be given that the Company will be successful in making such acquisitions. If the Company is successful in acquiring additional leases, it faces the risk that the geology reports on which it relies are inaccurate, that the oil and/or gas reserves are less than anticipated, that it will not have sufficient funds to drill on the property, that it will not be able to market the oil and/or gas due to a lack of a market or the lack of pipelines, and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. The Company is also subject to all of the risks inherent in attempting to expand a relatively new business venture. These risks include, but are not limited to, possible inability to profitably operate its existing properties or properties to be acquired in the future, the existence of undisclosed actual or contingent liabilities, the inability to fund the requirements of such properties and the inability to acquire additional properties that will have a positive effect on the Company's operations. There can be no assurance that the Company will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of the Company's securities. See, "Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."

         2. Limited Market for Common Stock. Although the Company's common stock is listed on the OTC Bulletin Board of the National Association of Securities

Dealers, Inc. (the "NASD"), the market for such shares only commenced in May, 1995, following the acquisition of the oil and gas leases described above, and there can be no assurance that it will continue or be maintained. Any market price for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in drilling, the ability or inability to acquire additional oil and gas producing properties, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. See,"Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."

         3. General Economic Risks/Potential Volatility of Stock Price. The Company's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may cause high volatility in the market price of the Company's securities and may adversely affect an investment in these securities. Oil and gas prices are extremely volatile and are subject to substantial seasonal, political, world wide supply of oil and gas and other fluctuations and risks, all of which are beyond the Company's control.

         4. Future Acquisitions. The Company intends to develop and expand its business, principally by developing its existing oil and gas leases and acquiring additional oil and gas-producing properties and/or leases. See, "Management's Discussion and Analysis or Plan of Operation" below. The Company has not selected any particular properties in connection with its expansion plans and may not be able to locate desirable property and/or it may not be able to provide the funds necessary to acquire additional property.

         5. Future Capital Requirements; Uncertainty of Future Funding. The Company presently has limited operating capital. It will require substantial additional funding in order to realize its goals of conducting oil and gas exploration operations and acquiring additional oil and gas properties. The Company is currently negotiating with investment banking firms and other entities to raise these funds through equity or debt financing, which may be very difficult for such a highly speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders. If such funding is not made available to the Company, it is doubtful that the Company will be able to conduct its planned business operations. See "Management's Discussion and Analysis or Plan of Operation".


         6. Replacement of Reserves. The Company's future success will depend upon its ability to find, acquire and develop additional oil and gas reserves that are economically recoverable. The proven reserves of the Company will generally decline as they are produced, except to the extent that the Company conducts revitalization activities, or acquires properties containing proven reserves, or both. To increase reserves and production, the Company must continue its development and drilling programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. The Company's current strategy is to increase its reserve base, production and cash flow through the development of its existing oil and gas fields and selective acquisitions of other promising properties where the Company can utilize new and existing technology. The Company can give no assurance that its planned revitalization, development and acquisition activities will result in significant additional reserves or that the Company will have success in discovering and producing reserves at economical exploration and development costs.

The Company may not be able to locate geologically satisfactory property, particularly since it will be competing for such property with other oil and gas companies, many of which have much greater financial resources than the Company. Moreover, even if desirable properties are available to the Company, it may not have sufficient funds with which to acquire additional leases. Furthermore, while the Company's revenues may increase if prevailing oil and gas prices increase significantly, the Company's exploration costs for additional reserves may also increase.

         7. Uncertainty of Reserve Estimates. Oil and gas reserve estimates and the present value estimates associated therewith are based upon numerous engineering, geological and operational assumptions that generally are derived from limited data. Common assumptions include such matters as the extent and average thickness of a particular reservoir, the average porosity and permeability of the reservoir, the anticipated future production from existing and future wells, future development and production costs and the ultimate hydrocarbon recovery percentage. As a result, oil and gas reserve estimates and present value estimates are frequently revised in subsequent periods to reflect production data obtained after the date of the original estimates. If reserve estimates are inaccurate, production rates may decline more rapidly than anticipated, and future production and revenues may be less than estimated. Moreover, significant downward revisions of reserve estimates may adversely affect the Company's ability to borrow funds in the future or have an adverse impact on other financing arrangements.

         In addition, any estimates of future net revenues and the present value thereof are based upon period ending prices and on cost assumptions made by the Company which only represent its best estimate. If these estimates of quantities, prices and costs prove inaccurate and the Company is unsuccessful in expanding its oil and gas reserves base, and/or declines in and instability of oil and gas prices occur, write-downs in the capitalized costs associated with the Company's oil and gas assets may be required. The Company will also rely to a substantial degree on reserve estimates in connection with the acquisition of producing properties. If the Company overestimates the potential oil and gas reserves of a property to be acquired, or if its subsequent operations on the property are not successful, the acquisition of the property could result in substantial losses to the Company. See, "Description of Property".

         8. Operating Hazards. Oil and gas operations involve a high degree of risk. Natural hazards, such as excessive underground pressures, may cause costly and dangerous blowouts or make further operations on wells financially or physically impractical. Similarly, the testing and recompletion of oil and gas wells involves a high degree of risk arising from operational failures, such as blowouts, fires, pollution, collapsed casing, loss of equipment and numerous other mechanical and technical problems. Any of the foregoing hazards may result in substantial losses or liabilities to third parties, including claims for bodily injuries, reservoir damage, loss of reserves, environmental damage and other damage to persons or property.

         9. Future Sales of Common Stock. Industrial Resources Corporation ("IRC") currently beneficially owns approximately 2,771,671 shares of the common stock of the Company or approximately 45.3% of its outstanding voting securities. This amount is based upon 6,124,216 shares being outstanding or beneficially owned, and assumes the exercise of 497,097 shares vested under options granted by the Company as of May 31, 1996. Effective June 30, 1997, all of the shares of the common stock owned by IRC will have been beneficially owned for two years, and subject to compliance with the applicable provisions of Rule 144 of the Securities and Exchange Commission, IRC may then commence to sell these "restricted securities" in an amount equal to up to 1% of the then outstanding securities of the Company, or the average weekly trading volume in the securities of the Company on any recognized automated system during the four weeks preceding any Notice of Sale pursuant to Rule 144, in any three month period, provided the Company satisfies the "current public information available" requirements of Rule 144 at that time. In such event, such sales could have a substantial adverse effect on any public market that may then exist in the Company's common stock. Sales of any of these shares by IRC could severely affect the ability of the Company to secure the necessary debt or equity funding for the Company's proposed business operations. For additional information concerning the present market for shares of common stock of the Company, see, the caption "Market Price of and Dividends on the Company's Common Stock and Other Stockholder Matters." For information regarding common stock ownership of IRC and the Ratliff family, see, "Security Ownership of Certain Beneficial Owners and Management." The additional 164,266 shares of common stock of the Company acquired by IRC in exchange for debt of the Company as outlined under the heading "Business Development" below (76,557 shares were issued in March, 1996, and 87,709 shares were issued in April, 1996), will have satisfied the present two year Rule 144 holding period in March and April, 1998, respectively, and will also then be available for resale pursuant to Rule 144.

         A total of 505,000 "unregistered" and "restricted" shares of the Company's common stock were issued to Jeffrey D. Jenson, M. E. Ratliff and Leonard W. Burningham, Esq., pursuant to the Compensation Agreements that were executed on May 2, 1995. Pursuant to Rule 144 of the Commission the shares owned by Messrs. Jenson and Burningham, who are non-affiliates, may now be sold without restriction. The shares owned by M. E. Ratliff, who is an affiliate, may not be sold until the Company is subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 Act, as amended (the "1934 Act").

The resale of these securities may also have a substantial adverse impact on any then-existing public market for the Company's common stock. See, "Recent Sales of Unregistered Securities."

         The availability of Rule 144 for resales of "restricted securities" by affiliates is primarily conditioned upon the Company being a "reporting company" under the 1934 Act, and being current" in all reports required to be filed, or having "currently publicly available" the type of information usually provided to broker-dealers effecting transactions in securities of a company as required by Rule l5c2-1 1 (a)(5) of the Securities and Exchange Commission. If the Company was not a "reporting company" at the time any holder of "restricted securities" had held such securities for one year (two years in the case of an affiliate), this type of information would have had to have been provided to stockholders of the Company on a periodic basis over the previous two years, and the Company's balance sheet and income statement at such time should be not less than six months old. Further, this type of information should also have been provided to nationally recognized manuals, broker-dealers effecting transactions in the securities of the Company and newspapers of general circulation, where possible, in order for the Company to satisfy the requirements of having the required information "currently publicly available." Simultaneously with the filing of this Prospectus and the Company's SB-2 Registration Statement for the Shares offered hereby, the Company is filing a Registration Statement on Form 10SB to become a reporting company. Assuming that Registration Statement becomes effective, and the Company thereafter files all reports required to be filed by it with the Securities and Exchange Commission, the Company would have the required information "currently publicly available" concerning it as required by subparagraph (c)(l) of Rule 144. Shares held by non-affiliates would then be able to be sold without restriction after a holding period of two years and could be sold in limited quantities after a holding period of one year.

         10. Control by Current Security Holders. The Shares offered hereby represent a minority of the Company's outstanding voting equity. By virtue of IRC's present ownership of approximately 45.3% of the Company's outstanding voting securities, the management of IRC has the ability to effect significantly the election of the Company's directors, who in turn elect all executive officers. The management of IRC may be deemed to have substantial control over the management and affairs of the Company. See, "Security Ownership of Certain Beneficial Owners and Management." Upon conclusion of this offering IRC's control will not be diminished.

         11. Competition. The Company's oil and gas exploration activities are centered in a highly competitive field. In seeking any other suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, the Company will be competing with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company's initial competitive position in the oil and gas industry will be significant. See, "Competition."

         12. Dependence on Technical Personnel. Certain members of present management have substantial expertise in the areas of endeavor presently conducted and to be engaged in by the Company. To the extent that their services become unavailable, the Company will be required to retain other qualified personnel. There can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. See, "Directors, Executive Officers, Promoters and Control Persons."

         Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of its current technical personnel become unavailable, the Company will need to hire qualified personnel to take their place; no assurance can be given that it will be able to recruit and hire such persons on mutually acceptable terms.

         13. Governmental Regulations. The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, see, "Effect of Existing or Probable Governmental Regulations on Business" and "Costs and Effects of Compliance with Environmental Laws."

         14. Market for the Shares. The Company's Common Stock is presently traded on the OTC Bulletin Board. There can be no assurance that there will be a market for the Shares or that the price of such stock will be maintained hereafter. Due to numerous factors the price of the Company's Common Stock may fluctuate significantly. If the price of the Company's Common Stock trades for less than $5.00 per share on the OTC Bulletin Board or the National Quotation Bureau's "pink sheets", the stock will become subject to the Commission's penny stock disclosure requirements. This may have a substantial adverse affect on the liquidity of the Company's common stock and, in addition, these regulations could limit the ability of brokers/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities, including the Shares offered hereby to sell such securities in the secondary market.

         15. Dividends Unlikely. The holders of Common Stock of the Company are entitled to receive dividends when, as and if declared by the Company's Board of Directors. The Board does not intend to declare any dividends in the foreseeable future and earning, if any, will be used to finance the requirements of the Company.

         16. Going Concern. The Company's auditors have indicated doubts about the Company's ability to continue as a going concern in view of the recurring losses from operations and the Company's working capital deficiency.

                               USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. All of the proceeds from such sales will be retained by the Selling Shareholders.

                       DETERMINATION OF PRICE OF SHARES

         The price received by the Selling Shareholders will be determined by prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                                   DILUTION

         The Company is not selling any of the Shares offered. As a result, no dilution will result from the sale of the Shares in this Offering.

                             SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to persons for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. Beneficial ownership of the Shares by such Selling Shareholders after this Offering will depend on the number of Shares sold by each Selling Shareholder. This table assumes that all of the Shares offered hereby will be sold.


                                    Shares Beneficially Owned                               Shares Beneficially Owned
Name and Address of                     Prior To Offering (2)            Number of             After the Offering
 Beneficial Owner                   Number            Percent         Shares Offered        Number            Percent
                                    --------------------------        --------------        -------------------------
Gregory K. Allsberry                 1,418               *(3)              1,418              0                  0
7711 Carondelet
St. Louis, MO. 63105

James P. Enright, Jr.                5,939               *                 5,939              0                  0
728 Zeiss Street
St. Louis, MO. 63125

William Evans                       12,121               *                12,121              0                  0
5 Wellington Ln.
Southwest Harbor,
ME. 04679

Constance Gianella                   2,228               *                 2,228              0                  0
IRA Rollover
1028 Summer Tree Dr.
Manchester, MO. 63011

Richard Gianella                     1,151               *                 1,151              0                  0
IRA Rollover
1028 Summer Tree Dr.
Manchester, MO. 63011

Richard Gianella                     1,731               *                 1,731              0                  0
Rev Trust
U/A/D 1-13-94
Richard Gianella TTEE
1028 Summer Tree Dr.
Manchester, MO. 63011

Arthur J. Giorgio IRA                  254               *                   254              0                  0
1251 Cliffridge Ln.
Valley, Park, MO. 63088


--------
     (2) Applicable percentage of ownership is based upon 6,124,216 shares of Common Stock of the Company outstanding as of June 30, 1997.

     (3) * Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's outstanding Common Stock.


Sarah J. Goy                         6,470               *                 6,470              0                  0
IRA Rollover
1028 Summer Tree Dr.
Manchester, M0. 63011

Neal Harding                       129,424               2%              129,424              0                  0
5544 Fairfax St.
Orlando, Fl. 32812

Christopher Harding                  5,000               *                 5,000              0                  0
2509 Planside Dr.
Louisville, Ky. 40299

Shannon Shay Herlihy                 5,000               *                 5,000              0                  0
2509 Plantside Dr.
Louisville, Ky. 40299

Donald Janda                         2,131               *                 2,131              0                  0
105 14th Ave.
Charles City, IA. 50616

Robert Janda                        22,730               *                22,730              0                  0
Bank of St. Edward
P.O. Box 188.
St. Edward, NE

Kenny Securities Corp.             100,000(4)          1.5%              100,000              0                  0
7711 Carondelet Ave.
St. Louis, Mo. 63105

Peter Kollinger,                    15,909               *                15,909              0                  0
MD Rev Trust
U/A/D 7-25-90
Peter Kollinger, MD TTEE
900 W. Temple Ave. - Suite 205
Effingham, IL. 62401

--------
    (4) Represents 100,000 shares of Common Stock issuable upon exercise of option granted to this Selling Shareholder by the Company on January 6, 1996. The exercise price of the option is $6 3/8 per share.


Kossmeyer & Associates              15,489               *                15,489              0                  0
Profit Sharing Plan
U/A/D 12-12-85
FBO Carl F. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Brandon S. Kossmeyer                 2,504               *                 2,504              0                  0
401(k) Profit Sharing Plan
U/A/D 9-26-85
FBO Carl F. Kossmeyer
12161 Lackland Rd.
St. Louis, MO. 63146

Carl F. Kossmeyer                    1,542               *                 1,542              0                  0
Rev Trust
U/A/D 1-13-94
Carl F. Kossmeyer TTEE
38 Muirfield
St. Louis, MO. 63141

Chase B. Kossmeyer IRA                 254               *                   254              0                  0
38 Muirfield
St. Louis, MO. 63141

Clayton C. Kossmeyer IRA               254               *                   254              0                  0
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                   4,369               *                 4,369              0                  0
Rev Trust
U/A/D 1-13-94
Maria P. Kossmeyer TTEE
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                     272               *                   272              0                  0
Custodian for
Chase B. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

                                      16


Maria P. Kossmeyer                     199               *                   199              0                  0
Custodian for
Clayton C. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                     713               *                   713              0                  0
Custodian for
Meryl A. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Meryl A. Kossmeyer IRA                 254               *                   254              0                  0
38 Muirfield
St. Louis, MO. 63141

Mark Kruger                         12,121               *                12,121              0                  0
27 Arundel Pl.
St. Louis, M0. 63015

Samuel Mickelson and                 6,470               *                 6,470              0                  0
Seena Mickelson JT WROS
8089 Whispering Palm Dr.
Boca Raton, FL. 33496

Robert Nicholson                     5,515               *                 5,515              0                  0
5734 Paddington Way
Boca Raton, FL 33486

William Stern                        6,470               *                 6,470              0                  0
c/o Mark Twain Bank
1631 S. Lindbergh Blvd.
St. Louis, MO. 63131

Tornado Fund                         7,127               *                 7,127              0                  0
Attn: Dean Carlton
2010 Winter Haven
St. Louis, MO. 63052

Paul J. Wirtz                        1,418               *                 1,418              0                  0
11078 Oregon Curve
Bloomington, MN. 55438

                                                        17

Gudrun A. Zoeller                    7,491               *                 7,491              0                  0
7572 Sierra Dr. East

Boca Raton, FL. 33433

                             PLAN OF DISTRIBUTION

         Upon the effectiveness of the Registration Statement, the Selling Shareholders may use this Prospectus, as updated from time to time, to offer the Shares for sale by the Selling Shareholders directly, or through broker-dealers or agents as may be designated from time to time by the Selling Shareholders, or through a combination of such methods. Sales may be effected on the OTC Bulletin Board or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Broker-dealers and agents will receive compensation in the form of concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent. Such compensation will be negotiated and paid for by either the Selling Shareholders and/or purchasers. The Company has not arranged for the sale of any of the Shares and is not responsible for any concessions or commissions to be paid in connection with such sales. Each Selling Shareholder and any brokers or agents that participate in the distribution of the Shares may be deemed underwriters under the Securities Acts.

         The Shares may be sold on the OTC Bulletin Board or in privately negotiated transactions. Sales of the Shares on the OTC Bulletin Board may be made by one or more of the following means: (a) block trades in which a broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transaction in which the broker-dealer solicits purchasers; and (d) any other means permitted by applicable regulations and laws. In addition, any Shares which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares under any circumstances which require the filing of a supplemental prospectus, a supplemental prospectus will be filed under Rule 424(c) under the Act setting forth the names of the participating broker-dealers, the number Shares involved, the price at which such Shares were sold by the Selling Shareholder, and the commission paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealers.

                              LEGAL PROCEEDINGS

         Except as described hereafter, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal,

state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

         The Company is a defendant in an action in New York by a lender seeking the recovery of $250,000 based upon a promissory note. The Company has moved to dismiss that action. The Company has filed an action in Tennessee against that lender and two other lenders to invalidate warrants which were issued in connection with those loans. The warrants authorize the lenders to purchase common Stock of the Company at prices which vary as the market price of the Company's stock varies. Should the market value of the Company's stock drop low enough, the holders of the warrants could theoretically acquire a controlling interest in the Company. It is the position of management that these warrants were never validly issued and are null and void.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS and CONTROL PERSONS

Identification of Directors and Executive Officers

         The following table sets forth the names of all former and current directors and executive officers of the Company during the preceding calendar year and to the date hereof. These persons will serve until the next annual meeting of stockholders (to be held at such time as the Board of Directors shall determine) or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

                                                          Date  of       Date of
                                            Positions   Election or    Termination
Name                                          Held      Designation   or Resignation
----                                        ---------   -----------   --------------
Jeffrey D. Jenson                           President       6/94          5/95
1787 E.Ft. Union Blvd.
Salt Lake City, UT 84121

Kathleen L. Morrison                        Secretary/       10/94        5/95
1787 East Ft. Union Blvd.                   Treasurer
Salt Lake City, UT 84121

Travis D. Jenson                            Vice-President   10/94        5/95
1787 E. Ft. Union Blvd.
Salt Lake City, UT 84121

Walter C. Arzonetti                         Director         5/95         2/7/97

11 Avenue de la Mer
Palm Coast, FL 32137

Charles N. Manhoff                          Director          5/95        2/7/97
11 19 Rocky Point Ct.
Albuquerque, NM 87123,

Edgar G. Baugh                              Director          5/95        1/30/96
76 Arrowhead Way
Darien, CT 06820

Raymond E. Johnson                          Director          5/95        12/9/95
(Deceased)                                                            (Date of Death)
415 North State Street
Bellingham, WA 98225

Joe B. Mattei                               Director          5/95        1/30/96
72 Sugarberry Circle
Houston, TX 77024

John P. O'Hagan                             Director          5/95        1/31/96
P.O. Box 635
Signal Mountain, TN 37377

George E. Walter, Jr.                       Director, CEO     5/95        1/25/96
3907 Northfield Ct.                         and President
Midland, TX 79707

James C. Walter                             Vice President,   5/95        1/18/96
96 Canberra Drive                           Secretary,
Knoxville, TN 37923                         Treasurer

William A. Moffett                          Director          5/95         Present
1073 Encantado Drive

Santa Fe, NM 87501

Benton L. Becker                            Chairman of       6/95        1/30/97
1550 Madruga Ave. #329                      the Board of
Coral Gables, FL 33146                      Directors

Kelly S. Grabill                            Secretary         9/95         5/2/96
9109 Lullabye Lane                          Treasurer         9/95        1/30/96
Oak Ridge, TN 37830


Jeffrey D. DeMunnik                         Treasurer         1/96        1/17/97
1100 Fox Road                               Secretary/        6/96        12/4/96
Knoxville, TN 37922

Ted P. Scallan                              President         1/96       11/26/96
1613 Kilmer Drive
Knoxville, TN 37922

Lyle G. Stockstill                          Director          1/96       11/25/96
560 Bellemeade Blvd.
Gretna, LA 70056

James B. Kreamer                            Director          3/13/97     Present
3621 Cabin Creek Road
London, KY 40741

Shigemi Morita                              Director          3/13/97     Present
80 Park Avenue
New York, N.Y. 10016

Allen Sweeney                               Chairman of       3/13/97     Present
1400 Oak Tree Drive                         Board
Edmund, OK73003

Joseph E. Armstrong                         Director          3/13/97     Present
2624 Selma Avenue
Knoxville, TN 37914

Business Experience

         Joseph Earl Armstrong is 40 years old and a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business Administration. From 1988 to the present, he has been an elected State Representative for Legislative District 15 in Tennessee. From 1994 to the present he has been in charge of government relations for the Atlanta Life Insurance Co. From 1981 to 1994 he was a District Manager for the Atlanta Life Insurance Co.

         James B. Kreamer is 58 years old. He earned a Degree in

Business from the University of Kansas in 1963. He has been the owner of several business enterprises. In 1982, he purchased a seat on the Kansas City Board of Trade where he served on several committees working on the development of futures trading. Since 1979, he has been engaged in the oil and gas business as an investor. He currently serves as a member of the Board of Directors of

Panaco, Inc., a NASDAQ energy company.

         William A. Moffett is 63 years old. He received a BS Degree in Geological Engineering from Oklahoma University in 1956. From 1977 to 1982, he was Operations Manager for Esso Exploration and Production in the United Kingdom. From 1982 to 1984, he was General Production Manager for Intercol ( an affiliate of Exxon in Colombia). From 1984 to 1991 he was CEO for Stan Vac Indonesia, a joint Exxon/Mobil affiliate. From 1991 until his employment by the Company, Mr. Moffett was retired.

         Shigemi Morita is 62 years old. He received an A.B. Degree from Elon College in North Carolina. From 1969 to 1996 he was the President and CEO of Morita & Co., an insurance agency specializing in insurance for Japanes companies doing business in the United States. In 1996, Morita & Co., Inc. was acquired by Tokio Marine Management, Inc., Mitsubishi International Corporation in New York and Mitsubishi International, Ltd. in Tokyo. He remains as President and as a consultant.

         Allen H. Sweeney is 47 years old. He received an MBA in finance from Oklahoma City University in 1972 and a Bachelor Degree in Accounting from Oklahoma State University in 1969. From 1978 to 1980, he served as Treasurer and CEO of Phoenix Resources Company. From 1980 to 1981, he served as Vice-President-Finance for Plains Resources, Inc. From 1982 to 1984, he was Vice-President-Finance for Wildcat Mud, Inc. From 1984 to 1992 he operated an independent consulting service under the name of AHS and Associates, Inc. Since 1992, he has served as Director and President of Columbia Production Company and Mid-America Waste Management, Inc. Mr. Sweeney is a Director of Frontier Natural Gas Corporation of Houston, Texas, a public corporation.

Committees

         At the present time, the Company has no operating committees.

Family Relationships

         There are no family relationships between any of the present directors or executive officers of the Company.

Involvement in Certain Legal Proceeding

         Except as indicated below and/or hereinbefore, to the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:

              (1) Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

               (2) Was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

               (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, securities or banking activities;

               (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS and MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following tables set forth the share holdings of the Company's directors and executive officers and those persons who own more than 5% of the Company's common stock as of June 30, 1997 with these computations being based upon 6,124,216 shares of common stock being outstanding and assumes the exercise of 281,376 shares vested under options granted by the Company as of June 30, 1997. (See the heading "Other Compensation" and the "Restricted Stock Options Table," under the caption "Executive Compensation," below).

                          Five Percent Stockholders

                                               Number of Shares     Percent
Name and Address                 Title        Beneficially Owned    of Class
----------------                 -----        ------------------    --------

Industrial Resources           Stockholder         2,777,671          45.3%
Corporation (5)
Ste. 500-600 Main Ave.
Knoxville, TN 37902


M. E. Ratliff                  Stockholder           252,485           4.1%
12608 Avallon Place
Knoxville, Tennessee 37922

                       Directors and Executive Officers

                                             Shares Beneficially   Percent of
Name and Address                Title               Owned             Class
----------------                -----         ------------------   ----------

Joseph Earl Armstrong         Director                    0              0
2624 Selma Avenue
Knoxville, TN 37914

Robert M. Carter              Exec. Vice             23,000           0 .4%
317 Heathermoor Drive         President
Knoxville, TN 37922

Daniel G. Follmer             President                   0              0
8219 Mecklenburg Ct.          & CFO
Knoxville, TN 37923

James B. Kreamer              Director                    0              0
3621 Cabin Creek Rd.
London, KY 40741

--------
         James Ratliff is the sole owner of the outstanding securities of IRC, and, accordingly, he may be deemed to be an affiliate of the Company. He is also the father of M.E. Ratliff, who received 215,000 shares of common stock of the Company pursuant to one of the compensation Agreements. See the heading "Business development" of the caption "Description of Business".

William A. Moffett            Director               37,397            0.6%
1073 Encantado Drive
Santa Fe, NM 87501

Shigemi Morita                Director              114,300            1.9%
80 Park Avenue
New York, N.Y. 10016

Michael E. Ratliff(6)         CEO                   252,485           4.12%
12008 Avallon Place
Knoxville, TN


Sheila F. Sloan               Treasurer               2,000              0
121 Oostanali Way
Loudon, TN 37774

Allen H. Sweeney              Chairman of           100,500            1.6%
1400 Oak Tree Drive           the Board
Edmund, OK 73003

Elizabeth Wendelken           Secretary                   0              0
8023 Stanley Road
Powell, TN 37849

Changes in Control

         Except as indicated below, to the knowledge of the Company's management, there are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.

                          DESCRIPTION OF SECURITIES

Authorized Capital Stock

         The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value per share.

         Common Stock. The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board

--------
     (6) The principal shareholder of IRC is the father of Michael E. Ratliff. 103,500 shares of stock are owned by Tracmark, Inc., a corporation, the principal shareholders of which are Michael E. Ratliff and his father.

of Directors and, if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's Bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the Bylaws.

         Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and except as indicated under the heading "Market Price of and Dividends On the Company's Common Equity and Other Stockholder Matters" - "Dividends" below, the Company does not anticipate that it will pay dividends in the foreseeable future.

         The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

         There are no provisions in the Bylaws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES and AGENTS

         Section 48-18-502 of the Tennessee Business Corporation Act (the "TBCA") allows a corporation to indemnify any director in any civil or criminal proceeding (other than a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or any other proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit) by reason of service as a director if the person to be indemnified conducted himself or herself in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

         Unless limited by its charter, Section 48-18-503 of the TBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

         Pursuant to Section 48-18-504 of the TBCA, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

         Section 48-18-505 of the TBCA permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that be or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

         Section 48-18-506 of the TBCA limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.

          Section 48-18-507 of the TBCA extends certain indemnification rights to officers, employees and agents of a corporation as well.

          Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503 of the TBCA,
Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          Section 48-18-509 of the TBCA provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered hereunder, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           DESCRIPTION OF BUSINESS

Glossary of Terms


         Confirmed Structure: A structure that is defined due to actual geological testing and information.

         Farmout Agreement: A form of agreement between oil and gas operators whereby the owner of a lease who is not interested in drilling at the time, agrees to assign the lease or a portion of it to another operator who wishes to drill the acreage. The assignor may or may not retain an interest (royalty or production payment) in the production.

         Hydrocarbons: Organic chemical compounds of hydrogen and carbon atoms. There are a vast number of these compounds, and they form the basis of all petroleum products. They may exist as gases, liquids or solids. An example of each is methane, hexane and asphalt.

         Verified Structure: A structure that is verified by actual geological testing and/or penetration.

         Wildcat: A term applied to a mining company organized, or to a mine or well dug, in an attempt to develop unproven ground far from previous production. Any risky venture in the mining or petroleum industry.

         Shut-in Well: A well that is not in production because of a lack of a market or a pipeline connection.

         Shut-in Royalty: Payment to royalty owners under the terms of a mineral lease that allows the operator or lessee to defer production from a shut-in well.

Business Development.

         The Company was initially organized under the laws of the State of Utah on April 18, 1916, under the name "Gold Deposit Mining & Milling Company." The Company was formed for the purpose of mining, reducing and smelting mineral ores.

         At the Company's inception, the Board of Directors authorized the issuance of 600,000 shares of its then $0.10 par value common voting stock to directors, executive officers and persons who may be deemed to have been promoters or founders of the Company in consideration of the conveyance to the Company of approximately 10 lode mining claims located in the Battle Mountain Mining District, State of Nevada. The Company conducted limited mining operations following its organization.

         The Company's Articles of Incorporation were amended on April 12, 1966, by unanimous vote of the shareholders, to provide that the Company shall have a perpetual existence.


         On November 10, 1972, the Company conveyed to an unaffiliated entity substantially all of the Company's assets at that time, and the Company ceased all business operations.

         In connection with a change in control of the Company, in January, 1983, the Board of Directors of the Company authorized the issuance of 1,500,000 "unregistered" and "restricted" shares of its common stock to certain directors and executive officers in consideration of cash and services rendered of an aggregate value of $7,500.

         On July 12, 1984, the Company's Articles of Incorporation were again amended to: (i) authorize it to engage in any business or enterprise deemed to be beneficial to the Company; (ii) increase the authorized capital of the Company from 1,000,000 shares to 50,000,000 shares of common stock (which allowed the Company to issue the "unregistered" and "restricted" shares referred to in the preceding paragraph); (iii) reduce the par value of its common stock from $0.10 to $0.001; (iv) provide that fully-paid stock shall not be liable for any further call or assessment; and (v) provide that stockholders shall not have preemptive rights to acquire unissued shares. There were 980,778 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 696,146 shares were voted in favor of these amendments with none opposing and none abstaining.

         From approximately 1983 to 1991, the operations of the Company were limited to seeking out the acquisition of assets, property or businesses.

         In contemplation of completing a "reverse" reorganization with Onasco Biotechnologies, Inc. ("Onasco Texas"), the stockholders of the Company adopted, ratified and approved the following amendments to the Company's Articles of Incorporation: (i) a forward split of the then outstanding 2,480,778 shares of common stock of the Company on a basis of 2.015496 for one, resulting in 5,000,000 post-split shares being outstanding, and retaining the par value at $0.001 per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company; and (ii) a change of the Company's name to "Onasco Companies, Inc." These amendments were subject to the completion of the contemplated reorganization.

         The Company entered into an Agreement and Plan of Reorganization with Onasco Texas and all of its stockholders on December 17, 1991 (the "Onasco Plan"). Pursuant to the Onasco Plan, the Company acquired all of the issued and outstanding shares of common stock of Onasco Texas in consideration of the Company's issuance of an aggregate total of 15,000,000 post-split "unregistered" and "restricted" shares of its $0.001 par value common stock to the stockholders of Onasco Texas, pro rata, in accordance with their respective interests in Onasco Texas.


         The Onasco Plan was effective as of December 18, 1991, the date on which the aforesaid Articles of Amendment respecting the reorganization with Onasco Texas were filed with the Department of Commerce of the State of Utah. There were 2,480,778 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 1,339,146 shares were voted in favor of these amendments with none opposing and none abstaining.

         Onasco Texas, which became a wholly owned subsidiary of the Company following the completion of the Onasco Plan, was organized under the laws of the State of Texas on October 17, 1991. The Company carried on the business operations previously conducted by Onasco Texas, which consisted of the development of diagnostic kits to screen for the presence of Type D retrovirus in humans and monkeys and a putative, synthetic vaccine against such viruses. These operations, which primarily involved research and development activities, proved unsuccessful and were discontinued in June, 1994, and Onasco Texas was dissolved by resolution of the Board of Directors on or about April 10, 1995. The dissolution did not involve any bankruptcy or similar proceeding.

         In accordance with the Utah Revised Business Corporation Law, which became effective in 1991, on September 11, 1992, the Company's Articles of Incorporation were further amended (i) to authorize the stockholders of the Company to take any action without a meeting, that could have been taken at a meeting of the stockholders, if consents are signed by stockholders holding at least the number of shares that would be necessary to take the action at a meeting (this action was not possible under prior law);

and (ii) to provide for the reclassification of each outstanding share of its common stock to become one-twentieth of one share of new common stock (designated "Reconstituted Common Stock"), effective September 15, 1992, with no fractional shares being created and no stockholder to hold less than one share, and with no change in the par value or the authorized capital. The net effect of this reclassification was a one share for twenty reverse split of the outstanding shares of common stock. There were 20,259,987 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 14,800,000 shares were voted in favor of these amendments with none opposing and none abstaining; the outstanding voting securities of the Company were reduced to 1,012,999 shares as a result of the reverse split.

         In connection with a change in control of the Company in the summer of 1994, Duane S. Jenson and his son, Jeffrey D. Jenson, purchased 697,500 shares of the Company's common stock, constituting approximately 67% of the then outstanding voting securities of the Company, from Dr. Robert C. Bohannon, Ph.D. and his family, in consideration of the sum of $10,000. Dr. Bohannon was formerly the principal stockholder of Onasco Texas, and had served as the President, CEO, Vice President and a director of the Company since the completion of the Onasco Plan. Dr. Bohannon resigned these positions with the Company, effective June 13, 1994, compromised a debt of the Company to him for past services rendered to the Company prior to the change in control, and designated Jeffrey D. Jenson to serve as President, CEO, Secretary/Treasurer and a director of the Company. At the time of the change of control, Dr. Bohannon was the sole director and executive officer of the Company. The remaining 33% of the Company's stock was held by original public shareholders. Subsequent to the change in control, Dr. Bohannon did not perform any services for the Company. Prior to the change in control, no director of the Company received compensation in excess of $100,000 per annum.

         At a special meeting of the Board of Directors held April 11, 1995, the Board of Directors adopted resolutions providing for the granting of options to purchase "unregistered" and "restricted" shares of common stock of the Company to certain directors, executive officers and consultants whose service was to commence on the closing of a Purchase Agreement then being negotiated with Industrial Resources Corporation, a Kentucky corporation ("IRC"). See, "Executive Compensation" - "Other Compensation" below.

         At a special meeting of stockholders held on April 28, 1995, the Company's stockholders voted;

              (i) to approve the execution of the Purchase Agreement pursuant to which the Company would acquire certain oil and gas leases, equipment, securities and vehicles owned by IRC, in consideration of the issuance of 4,000,000 post-split (as described below) "unregistered" and "restricted" shares of the Company's common stock:

              (ii) to amend the Articles of Incorporation of the Company to effect a reverse split of the Company's outstanding $0.001 par value common stock on a basis of one share for two, retaining the par value at $0.001 per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company;

              (iii) to change the name of the Company to "Tengasco, Inc."; and

              (iv) to change the domicile of the Company from the State of Utah to the State of Tennessee by merging the Company into Tengasco, Inc., a Tennessee corporation, formed by the Company solely for this purpose.

         The Purchase Agreement was duly executed by the Company and IRC, effective May 2, 1995. The reverse split, name change and change of domicile became effective on May 4, 1995, the date on which duly executed Articles of Merger effecting these changes were filed with the Secretary of State of the State of Tennessee; a certified copy of the Articles of Merger from the State of

Tennessee was filed with the Department of Commerce of the State of Utah on May 5, 1995. Unless otherwise noted, all subsequent computations in this Prospectus retroactively reflect this one for two reverse split and all other reverse splits outlined above under this caption. There were 1,037,650 outstanding voting securities of the Company on the date of the adoption of the amendments by the stockholders of the Company, and 801,383 shares were voted in favor of the amendments with none opposing and none abstaining.

         Thereafter, the Purchase Agreement was amended to provide for the sale of certain additional assets for a price of $450,000 paid by the execution by the Company of a promissory note in that amount.

         The assets acquired by the Company pursuant to the Purchase Agreement, as amended, consisted of machinery and equipment, vehicles, computer equipment, furniture and fixtures, well equipment, land leases, intangible drilling costs and stock of United Petroleum Corp., a public company. The book value of these assets was $1,752,000 at the time of the acquisition. The 4,000,000 shares of the Company's stock given as consideration for those assets had a market value, at that time, of $1,000,000 based upon a bid price of $.25 as reported by the National Quotation Bureau. The total cost of these assets to the Company, including the $450,000 note, was $1,450,000.

         On May 2, 1995, in connection with the execution of the Purchase Agreement, Jeffrey D. Jenson, Kathleen L. Morrison and

Travis T. Jenson resigned as directors and executive officers of the Company and the following individuals were appointed to serve as directors in their stead:
George E. Walter, Jr.; Raymond E. Johnson; Jack E. Earnest; Edgar G. Baugh; Walter C. Arzonetti; Charles N. Manhoff; Joe B. Mattei; William A. Moffett; John O'Hagan; and Benton L. Becker. George E. Walter, Jr. was also appointed President/CEO of the Company, and James C. Walter was appointed Vice President and Secretary/Treasurer. None of the retiring directors had received compensation in excess of $100,000 prior to May 2, 1995.

         As compensation for services rendered and to be rendered to the Company, including services relating to the Purchase Agreement, on May 2, 1995, the Company also executed three written compensation agreements (the "Compensation Agreements") providing for the issuance of a total of 505,000 "unregistered" and "restricted" shares of common stock to the following individuals: M. E. Ratliff, Jeffrey D. Jenson; and Leonard W. Burningham, Esq.

         The Compensation Agreements of Messrs. Ratliff and Jenson provided for the issuance of 215,000 and 240,000 "unregistered" and "restricted" post-split shares (the one for two reverse split was not effected until May 4, 1995), respectively, to these individuals as compensation for services valued by the Company at $21,500 each. Initially, Mr. Ratliff was to receive the same number of shares as Mr. Jenson; however, he agreed to reduce the number of shares he was to receive by 25,000 shares, with the additional shares being allocated as part of the shares of common stock to be issued to Mr. Burningham under one of the Compensation Agreements, as outlined below. The shares issued to Mr. Jenson who is a non-affiliate, may be sold without restriction at any time after May 4, 1997. The shares issued to Mr. Ratliff, who may be deemed an affiliate, may not be sold until such time as the Company becomes a reporting company in accordance with the Rules of the Commission.

         The Compensation Agreement of Mr. Burningham provided for the issuance of 50,000 "unregistered" and "restricted" post-split shares of common stock as compensation for legal services rendered and to be rendered to the Company, exclusive of costs. These services were valued by the Company at $5,000. The shares owned by Mr. Burningham, who is not an affiliate, became free trading on May 4, 1997 pursuant to Rule 144 of the Rules of the Securities and Exchange Commission.

         Effective December 31, 1995, IRC agreed to accept 164,266 "unregistered" and "restricted" shares of the Company's common stock, with a market value of $5.37 per share on such date, as full payment for debt of approximately $882,112.25 of the Company to IRC. This debt included the note for $450,000 plus advances of $403,613 made by IRC in 1995, for use as working capital; for payment of salaries; for the acquisition of leases (approximately 100 leases at a cost of $4 per acre); for expert evaluations; and for legal services. These shares represented approximately 3% of the outstanding shares of the Company. The price was determined based upon the average trading price for shares of common stock of the Company on the OTC Bulletin Board as of December 31, 1995. See, "Security Ownership of Certain Beneficial Owners and Management", for information regarding the voting securities of the Company owned by IRC.

         At the annual meeting of stockholders held January 30, 1996, the following persons were elected as directors of the Company, to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified, or their prior resignations or terminations: Walter
C. Arzonetti; Benton L. Becker; Charles N. Manhoff, William A. Moffett, and Lyle
G. Stockstill. At the annual meeting, 4,047,550 shares of the 5,239,300 outstanding voting securities were voted in favor of the election, with none opposing and none abstaining.

         At the annual meeting of the directors held January 30, 1996, immediately following the annual meeting of the stockholders, the following persons were elected as executive officers of the Company, to serve until the next annual meeting of the Board of Directors of the Company or until their successors are elected and qualified, or their prior resignations or terminations: Ted P. Scallan, President and CEO; Kelley S. Grabill, Secretary; and Jeffrey D. DeMunnik, Treasurer. At its annual meeting, the Board of

Directors also adopted resolutions pursuant to which options to purchase "unregistered" and "restricted" shares of common stock of the Company were granted to Messrs. Jeffrey D. DeMunnik, Kelley S. Grabill, Ted P. Scallan and Lyle G. Stockstill, directors or executive officers of the Company, and to certain other persons, who were consultants or employees. See, "Executive Compensation" "Restricted Stock Options Table" below.

         Mr. Stocksill and Mr. Manhoff resigned on November February 7,1997. Mr. Valliant resigned on January 27, 1997. Mr. Becker resigned on January 30, 1997. Mr. Arzonetti resigned on February 7, 1997. Mr. Fetter and Mr. Wright resigned on March 13, 1997. On March 13, 1997, Joseph Armstrong, James B. Kreamer, Shigemi Morita and Allen Sweeney were elected by the Board of Directors to serve as directors to replace resigned directors until the next annual meeting of shareholders.

         Theodore P. Scallan resigned as President and CEO on November 26, 1996 and was replaced by James E. Kaiser who served until January 24, 1997 and was then replaced as President by Daniel G. Follmer and as CEO by Michael E. Ratliff. Mr. Follmer has also served as Chief Financial Officer since March 13, 1997.

         Jeffrey DeMunnik resigned as Secretary on December 4, 1996 and as Treasurer on January 17, 1997. He was replaced as Secretary by Elizabeth Wendelken and as Treasurer by Sheila F.

Sloan.

         Robert C. Carter was elected a Vice-President on December 4, 1996 and served until March 13, 1997 when he was elected Executive Vice-President.

General

         In connection with the Purchase Agreement, the Company acquired from IRC the following properties:

             (i) a 100% working interest in 41 oil and gas leases on a total of 8,058 acres, more or less, and a 25% working interest on one lease of 462 acres, more or less, located in Clay County, Kentucky (collectively, the "Beech Creek Leases"). Each of these leases provides for a landowner royalty of 12.5% of the oil produced and saved from the leased premises or, at the lessee's option, to pay the market price for such 12.5% royalty. The leases also provide for a landowner royalty equal to 12.5% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The lessors are also entitled to free gas for all stoves and inside lights in the principal dwelling house on the leased properties by making connection to the well or wells at their own expense and risk. The Beech Creek Leases are also subject to overriding royalties ranging from 1.25% to 5%.

              (ii) a 100% working interest in 5 oil and gas leases on a total of 741 acres, more or less, located in Clay County, Kentucky (collectively, the "Wildcat Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases, and a 3.125% overriding royalty.

              (iii) a 100% working interest in six oil and gas leases on a total of 744 acres, more or less, located in Clay County, Kentucky (collectively, the "Burning Springs Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases and the Wildcat Leases, and overriding royalties ranging from 3.125% to 7.5%.

              (iv) a 100% working interest in nine oil and gas leases on a total of 2,121 acres, more or less, located in Fentress County, Tennessee (collectively, the "Fentress County Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the above referenced leases, and a 19% overriding royalty; and a 25% overriding royalty on one existing well.
Section 60-1-301 of the Tennessee Code provides for a severance tax of 3% on all gas and oil removed from the ground in Tennessee.

         The initial term of each of the above referenced leases ranges from one year to four years, with each lease to remain in effect thereafter for as long as (i) oil, gas, casing-head gas or casing-head gasoline is being produced on the leased premises, (ii) the Company has drilled a producing well and shut-in royalty is paid for the right to inject, store and remove gas, or (iii) the Company commences drilling another well or paying rentals within one year of drilling a dry hole on the leased premises.

         For those leases that are subject to a rental requirement, the obligation to pay rent becomes applicable only when no well has been commenced on the leased premises by that date. Rent may be paid annually or quarterly, and once it has been paid, the Company has the right to defer the commencement of a well for the period for which the rent was paid. Rent amounts vary from $1 to $5 per acre per year, with certain leases providing for a flat rental payment of $1500.

         The Beech Creek Leases contain four wells. These four wells have been tested and management believes they are capable of producing gas in paying quantities. Flow lines have been laid to connect these wells to the gas transmission system of Wiser Oil Co., however, the wells are not presently in production.

         The Wildcat Leases have no wells at this time. The Company intends to evaluate the potential of this lease block in 1997 and to schedule promising locations for future drilling. Wiser Oil Company and Somerset Gas, two of the oil purchasers in the area, have lines running on or adjacent to the lease block.

         The Burning Springs Leases contain a total of 11 gas wells, all of which are shut-in. Several of the wells were in production in 1996 and were hooked up to a nearby Southern Gas Company transport line. At present, the wells are not producing since the compressors and related equipment have been moved to the Swan Creek leases where, it is anticipated, the wells will be more profitable. The Company intends to evaluate the wells that are listed as shut-in for possible workover or deepening potential; after the evaluation, they will be either reworked or plugged.

         The Fentress County Leases currently have one well, which is shut-in. The well will require additional work to initiate production.

         Following the completion of the Purchase Agreement, the Company acquired a 100% working interest in 210 oil and gas leases on a total of 30,367 acres more or less, located in Hancock, Claiborn County, Tennessee (collectively, the "Swan Creek Leases"). Each of these leases provides for a landowner royalty of 12.5%, leaving the Company a net royalty interest of 87.5% in each lease.

         The term of these leases is similar to the terms set forth above with respect to the leases acquired from IRC.

         There are five existing wells on the Swan Creek Leases.

All of these wells have been completed and will be available for production as soon as the pipeline is completed. The first two wells have recently tested at
4.8 million cubic feet and 1.2 million cubic feet, respectively, of gas per day.

         The Company also acquired a 100% working interest in four oil and gas leases on a total of 1,003.19 acres, more or less, located in Lauderdale County, Alabama (collectively, the "Alabama Leases"). Each of these leases provides for a landowner royalty of 12.5%, leaving the Company a net royalty interest of 87.5% in each lease.

         The Alabama Leases have no existing wells. These leases will be designated for wildcat purposes and there is no immediate plan to acquire additional leases in the area or to begin an exploration program.

         The term of these leases is similar to the terms described above with respect to the leases acquired from IRC.

The obligation to pay rent becomes applicable only when no well has been commenced on the leased premises by that date. Rent may be paid annually or quarterly, and once it has been paid, the Company has the right to defer the commencement of a well for the period for which the rent was paid. Rent amounts are $1 per acre per year.

         Substantial additional evaluation and remedial work will be necessary in order to determine whether most of the Company's wells will be able to produce oil and gas in paying quantities and to make them produce in such quantities. The Company's ability to perform these operations will depend to a great degree on its ability to raise sufficient funding to develop its leases, as to which no assurance can be given. Nor can any assurance be given that if the Company is able to obtain such funding, it will be able to produce oil and gas in profitable quantities.

Governmental Regulations

         The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, see, "Effect of Existing or Probable Governmental Regulations on Business" and "Costs and Effects of Compliance with Environmental Laws" hereinafter in this section.

Principal Products or Services and Markets

         The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end users, which purchase the crude oil, and natural gas pipeline companies, which purchase the gas. There are currently two gas transmission lines that run through the Beech Creek Leases; these lines can be accessed to sell gas produced from the leases. There are two more transmission lines within approximately two miles of these leases.

         In Hancock County, gas production from the Swan Creek Leases will be delivered into the major transmission line of East Tennessee Natural Gas. At the present time, there is no completed pipeline from these leases to the East Tennessee Natural Gas pipeline. The Company is in the process of constructing such a pipeline which is approximately 70% completed and is expected to be completed during the last quarter of 1997. The pipeline will be approximately 23 miles long and is made of 8 inch steel pipe. The cost to date has been approximately $1,500,000. Completion is expected to cost approximately an additional $700,000. The Company has acquired all necessary regulatory approvals and 99% of necessary property rights to complete this pipeline. It anticipates having the remaining property rights within two months. The Company's pipeline will not only service the Company's wells, but, will provide transportation of gas for small independent producers in the local area as well. It is anticipated that direct sales could also be made to some local towns and industries. No assurance can be given that the Company will be able to produce a sufficient quantity of crude oil or natural gas to make these operations profitable.

Reserve Analyses

         Coburn Petroleum Engineering of Tulsa, Oklahoma, has performed reserve analyses of all the Company's productive leases. R. W. Coburn, a registered petroleum engineer, and the owner of Coburn Petroleum Engineering, has no interest in the Company or IRC, and performed these services at his standard rate ($90 per hour was billed and paid for these reports). The net reserve values used hereafter were obtained from a report dated June 18, 1997 prepared by Coburn Petroleum Engineering. In substance, the report, used estimates of oil and gas reserves based upon standard petroleum engineering methods which include decline curve analysis, volumetric calculations, pressure history, analogy, various correlations and technical judgment. Information for this purpose was obtained from owners of interests in the areas involved, state regulatory agencies, commercial services, outside operators and files of Coburn Petroleum Engineering.

         Discounting the net reserve values by 10% results in a present value of $33,874,577 for the Swan Creek Field, $5,929,992 for the Beech Creek Leases, $996,280 for the Fentress County Leases and $547,248 for the Burning Springs Leases. Reserve analyses are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable. See, "Risk Factors" - "Uncertainty of Reserve Estimates."

         It is standard in the industry for reserve analyses such as these to be used as a basis for financing of drilling costs. Thus, based upon the reserve analyses for the Swan Creek leases, Enserch has agreed to provide funds for drilling in that field.

Distribution Methods of Products or Services

         Crude oil is normally distributed in this area by tank truck and natural gas is distributed and transported via pipeline. Gas purchasers in the area include Delta Natural Gas Company, Inc., Wiser Oil Company, Southern Gas Company of Delaware, Inc., Somerset Gas and East Tennessee Natural Gas. Delta and Wiser operate a gas gathering system that runs through the center of the Company's Beech Creek leases. The existing Beech Creek wells have been tied into the Wiser Oil Company system in anticipation of future production. The Burning Springs wells are connected to Southern Gas Company's gathering system.

         Should the Company decide to use transmission lines owned by other businesses, it will have to negotiate the prices to be paid with the owner of that transmission line, provided capacity is available. There can be no assurance that prices can be negotiated which will enable the Company to sell its products profitably.

         Oil from the Fentress County Leases will be stored in a tank battery consisting of two 210 barrel tanks while awaiting shipment by tank truck.

         Gas production from the Swan Creek Leases will go into the East Tennessee Natural Gas transmission system through use of the pipeline presently under construction by the Company, as described above.

         The Company has no farmout agreements with any entity.

Status of Any Publicly Announced New Product or Service

         The Company does not have any publicly announced new product or service.

Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition

         The Company's contemplated oil and gas exploration activities in the States of Kentucky and Tennessee will be undertaken in a highly competitive and speculative business atmosphere. In seeking any other suitable oil and gas properties for acquisition, the Company will be competing with a number of other companies located in the State of Kentucky and elsewhere, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company's initial competitive position in the oil and gas industry will be significant.

         At the local level, the Company has only two competitors in the area of its acreage blocks in the State of Kentucky, who are: Equitable Resources and Ashland Oil. Its principal competitors in the State of Tennessee are Ashland Oil and Miller Services; and in the State of Alabama are Engineering Development Corp. and Torch Operating Co. In the area of the Company's pipeline, the Company is in a favorable position since it will own the only pipeline within a 20 mile radius. Within that area, the Company owns leases on approximately 30,367 acres. In addition, remaining landowners will find it difficult to deal with any other oil and gas companies since such companies will not have access to a pipeline. Geological studies indicate the existence of many possible productive fields in the area of the Company's pipeline.

         Management does not foresee any difficulties in procuring drilling rigs or the manpower to run them in the area of its operations. The experience of management has been that in most instances, drilling rigs have only a one or two day waiting period; however, several factors, including increased competition in the area, may limit the availability of drilling rigs, rig operators and related personnel and/or equipment; such an event may have a significant adverse impact on the profitability of the Company's operations.

         The Company anticipates no difficulty in procuring well drilling permits which are obtained from the Tennessee Oil and Gas Board. They are usually issued within one week of application. The Company generally does not apply for a permit until it is actually ready to commence drilling operations. The Company presently has five well drilling permits for use anywhere in Tennessee.

         The prices of the Company's products are controlled by the world oil market and the United States natural gas market; thus, competitive pricing behaviors are considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. Management believes that the Company is well-positioned in these areas because of the transmission lines that run through and adjacent to the properties it leases and because it holds relatively large acreage blocks in what management believes are promising areas.

Sources and Availability of Raw Materials and Names of Principal Suppliers

         Excluding the development of oil and gas reserves and the production of oil and gas, the Company's operations are not dependent on the acquisition of any raw materials. See, "Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition" set forth above.

Dependence on One or a Few Major Customers

         The Company will be dependent on local purchasers of hydrocarbons in the areas where its properties are located for sales of its products. The five purchasers in the areas of the Company's operations are Wiser, Southern, Delta, Somerset and East Tennessee Natural Gas. The only customers with which the Company has a written contract are Hawkins County Utilities and Powell Valley Electric Cooperative. Those entities have agreed to purchase gas from the Company's Hancock County fields upon completion of the pipeline. It is anticipated that sales to Hawkins County Utilities will amount to approximately 4,000 MCF per day. Sales to Powell Valley Electric Cooperative are to be determined at a future date.

Patents, Trademarks, Licenses, Franchises, Concessions,
Royalty Agreements or Labor Contracts, including Duration


         Royalty agreements relating to oil and gas production are standard in the industry. The amount of the Company's royalty payments varies from lease to lease. See, the heading "General" under this section. The amounts of the royalties on each of the Company's leases may be obtained from the Company.

Need for Governmental Approval of Principal Products or Services

         None of the principal products or services offered by the Company require governmental approval; however, permits are required for drilling oil or gas wells. See, "Effect of Existing or Probable Governmental Regulations on Business " below in this section.

Effect of Existing or Probable Governmental Regulations on Business

         Exploration and production activities relating to oil and gas leases are subject to numerous environmental laws, rules and regulations. The Federal Clean Water Act requires the Company to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. The cost of compliance with this environmental regulation is approximately $10,000 per well.

         The State of Kentucky also requires oil and gas drillers to obtain a permit for their activities and to post with the Division of Oil and Gas of the Kentucky Department of Minerals and Mines (the "Kentucky Division") a bond to ensure that each well is properly plugged when it is abandoned. These bonds are based on $1 per foot, Each of the Kentucky wells has a $5,000 bond which was originally posted by IRC and remains in place. The Kentucky Division will retain the bond until the subject wells are plugged.

         The State of Tennessee also requires the posting of a bond to ensure that the Company's wells are properly plugged when abandoned. A separate $2,000 bond is required for each well drilled. The Company currently has a $10,000 bond on deposit with the State of Tennessee. See, "Description of Property" - "Disclosure of Oil and Gas Operations" below.

         The State of Alabama also requires the posting of a bond to ensure that the Company's wells are properly plugged when abandoned. A single-well bond, which varies between $5,000 and $50,000, depending upon well depth, or a blanket bond of $100,000, may be obtained for wells drilled on-shore. At the present time, the Company does not have plans to drill any wells in the State of Alabama.

         The Company's operations are also subject to laws and regulations requiring removal and cleanup of environmental damages under certain circumstances. Laws and regulations protecting the environment have generally become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a corporation liable for environmental damages without regard to negligence or fault on the part of such corporation. Such laws and regulations may expose the Company to liability for the conduct of operations or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on the Company's operations. In addition, the Company's existing and proposed operations could result in liability for fires, blowouts, oil spills, discharge of hazardous materials into surface and subsurface aquifers and other environmental damage, any one of which could result in personal injury, loss of life, property damage or destruction or suspension of operations.

         The Company believes it is presently in compliance with all applicable federal, state or local environmental laws, rules or regulations; however, continued compliance (or failure to comply) and future legislation may have an adverse impact on the Company's present and contemplated business operations.

         At Board of Directors' meetings held June 6 and 7, 1995, the Board of Directors adopted resolutions to form an Environmental Response Policy and Emergency Action Response Policy Program; this program has not yet been implemented, and will entail an analysis of specific operations.

         The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which the Company's business operations are subject, and there are many others, the effects of which could have an adverse impact on the Company. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what effect these present and future laws, rules and regulations will have on the Company's current and future operations.

Research and Development

         The Company has not expended any material amount in research and development activities during the last two fiscal years. Research done in conjunction with its exploration activities will consist primarily of running radiometric surveys on the lease blocks and conducting geological research on the surface. This work will fall under the job description of the geologist to be hired for these activities and will not have a material cost of anything more than his or her standard salary. See, Number of Total Employees and Number of Full-Time Employees" set forth below in this section.

Cost and Effects of Compliance With Environmental Laws


         See, "Effect of Existing or Probable Governmental Regulations on Business" set forth above in this section.

Number of Total Employees and Number of Full-Time Employees

         The Company presently has ten full-time employees and eight part-time employees. When it commences its full-scale oil and gas operations, the Company plans to add additional full-time employees, exclusive of executive officers.

         The Company has hired a full-time geologist at a salaryof $40,000 per year. His duties for the Company include: surface and sub-surface geology, log correlation, surface and sub-surface mapping, field--research (i.e., radiometric, gravity, magnetic and geochemical research) and well-site geology.

          MANAGEMENT'S DISCUSSION and ANALYSIS or PLAN of OPERATION

         The Company intends to commence full scale development of its Swan Creek Leases. The Swan Creek structure is confirmed at the surface on geologic quadrangle maps showing the Clinchport thrust fault controlling the structure. Additionally, the structure is verified at depth by the successful drilling of the Reed #1 and Sutton #1, completed in the early 1980s. The Reed #1 and Sutton #1 could be expected to cumulatively produce approximately six billion cubic feet of gas at an initial rate of approximately 3,500,000 cubic feet per day. The Reed #1 tested at 4,800,000 cubic feet per day of gas in the Knox Formation on a 32/64 inch choke. The well exhibited a flowing pressure of 800 psi during the test. The Sutton #1 well is two miles to the northeast of the Reed well. This well tested 1,200,00 cubic feet per day on a 32/64 inch choke, with a flowing pressure of 150 psi. Management's assertions with respect to the capacity of these wells is based upon engineering reports and confirmation of estimates based upon the results from the completed wells.

         The Company's present plans call for the drilling of approximately fifty additional wells on the Swan Creek leases over a two to three year period at a cost of approximately $225,000 per well. Completion of the pipeline presently being constructed by the Company and which is necessary in order for the Company to be able to sell its gas is anticipated by the end of 1997 at a cost of approximately $750,000.

         Thereafter, the Company plans to construct two extensions to its pipelines so as to enable it to exploit other leases which are part of the Swan Creek leases. These extensions which will be approximately 40 miles in length will cost approximately $4,000,000. The Company's ability to expand its operations in this manner is dependent upon the success of the Company's drilling program. Moreover, no assurance can be given that the Company will be able to obtain the required rights of way to construct any such pipeline, and the pipeline currently under construction will only serve production from a portion of the Swan Creek Field.

         The Company does not have the funds needed to enable it to complete the pipeline and to conduct its planned drilling activities. It is engaged in discussions with certain entities and anticipates that it will be able to acquire the necessary funds.

         Exploitation of the other leases held by the Company is being placed on hold at the present time.

         The sales price for gas is determined on the basis of an index used by all suppliers and users of gas. The price fluctuates between $2.50 per MCF and $4.50 per MCF, usually higher during the cold weather months. The cost of production from the well averages approximately $.22 per MCF. Transportation costs are approximately $.40 per MCF which includes amortization of the pipeline. In addition, the Company anticipates receiving revenue from third parties who desire to use the pipeline.

         To date, the Company has not drilled any dry wells.

         There can be no assurance, of course, that all of the funding necessary for the completion of the wells will become available. It is anticipated that the Company will implement development programs on the Beech Creek and Fentress County Leases sometime in the future The Swan Creek Leases are being given first priority because of their higher economic attractiveness.

         Management anticipates both short term and long term increases in oil and gas prices which should have a positive effect on the Company's income and profits.

         The Company has no plans, at present, to increase the number of its employees significantly.

Other Significant Plans

         The Company also intends to actively pursue the gas marketing business on the Eastern seaboard. The Eastern seaboard, and Tennessee in particular, has numerous industrial end users of natural gas that are currently exposed to a limited number of gas suppliers. The Company has entered into an agreement with Enserch Energy Services, Inc. ("Enserch") pursuant to which the Company and Enserch will market each other's product in Tennessee.

         In addition to an active drilling program the Company intends to continue strategically acquiring leases in promising areas in the States of Kentucky and Tennessee. No assurance can be given that the Company will be able to identify or acquire any such leases or that if it does acquire any such leases, they will be
profitable.

         This plan of operation is based upon many variables and estimates, all of which may change or prove to be other than or different from information relied upon.

Results of Operations

         Effective May 2, 1995, and pursuant to a Purchase Agreement, the Company acquired certain oil and gas-leases, equipment, marketable securities and vehicles, from IRC. Following the completion of this transaction, the Company changed its domicile to the State of Tennessee on May 5, 1995. Prior to the completion of this Purchase Agreement, the Company had been inactive from 1993, and had little or no assets or operations. The assets reflected as being owned on December 31, 1995, were all primarily acquired from IRC.

         During the year ended December 31, 1996, the Company had revenues of $26,253 as compared with revenues of $28,526 for the year ended December 31, 1995. The revenues resulted from the sale of gas. The Company has shut in the wells which produced that gas, transferring some of the equipment to the Swan Creek lease in anticipation of the completion of the pipeline.

         Depletion, depreciation and amortization expense increased from $89,528 for 1995 to $133,187 for 1996 as a result of the fact that the Company did not acquire its assets from IRC until May, 1995 so that there were only seven months of depreciation during 1995.

         Unrealized holding losses on marketable equity securities ($593,792 in 1995) were a one-time event and were not incurred in 1996.

         General and administrative expense also increased substantially during the same periods as the result of the addition of four full time employees and salaried executive officers, and increased rental for new executive offices which were leased in January, 1996.

         Interest expense increased from $32,594 to $145,302 in 1996 due to the amortization of long-term debt discounts associated with certain stock warrants granted in connection with such debt.

         The increase in net loss from operations during the year ended December 31, 1996 as compared with the year ended December 31, 1995 was due primarily to the increased general and administrative expense, offset somewhat by the non-recurrence of losses on marketable equity securities.

         The Company had no revenues during the six month period ending June 30, 1997 since it shut in the wells which it had been operating in 1996 in order to concentrate on the pipeline and the Swan Creek leases.

Liquidity

         Loans in the aggregate total of $882,112 were advanced by IRC, a related party and an "affiliate" of the Company during the year ended December 31, 1995, and 164,266 "unregistered" and "restricted" shares of the Company's common stock were issued as of December 31, 1995, in full payment of this indebtedness.

         Revenues from operations during the year ended December 31, 1996 and the six months ended June 30, 1997 were insufficient to fund the Company's operations. The Company has relied upon loans of $1,000,000 from third parties in 1996 and a loan of $750,000 from a third party in 1997 to fund its activities. In addition, during 1996, loans of approximately $941,000 were advanced by IRC and $110,350 by Michael E. Ratliff. These loans plus accrued interest were satisfied by the issuance of 101,146 shares of the Company's common stock to IRC and 13,320 shares to Michael E. Ratliff.

         In 1997, IRC advanced $323,005 to the Company, Michael E. Ratliff advanced $12,000 and Tracmark, Inc., a subsidiary of IRC, advanced $133,420. These loans, plus accrued interest, were satisfied by the issuance of 59,328 shares of the Company's common stock to IRC, 2,204 shares to Michael E. Ratliff and 24,552 shares to Tracmark, Inc. The Company anticipates meeting its operating needs for 1997 by means of its agreement with Enserch.

         During the first quarter of 1996, the Company sold 166,667 shares of stock it had acquired from IRC pursuant to the Purchase Agreement for $250,000; received $91,119 from the exercise of options; and $280,690 from a private placement of stock.

         These revenues and loans accounted for substantially all of the Company's liquidity during this year.

                           DESCRIPTION OF PROPERTY

Property Location, Facilities, Size and Nature of Ownership

         The Company holds oil and gas leases on the following properties located near Manchester, Kentucky: (i) 8,058 acres in the Beech Creek Leases;
(ii) 744 acres in the Wildcat Leases; and (iii) 741 acres in the Burning Springs Leases. The Company also holds leases on 2,121 acres in Fentress County, Tennessee, near Jamestown. There are currently two producing wells on the Tennessee acreage, only one of which is owned by the Company. Additionally, the Company holds leases on 30,363 acres in Hancock County, Tennessee, and 1,003.19 acres in Lauderdale County, Alabama. The initial terms of these leases varies from one to four years. Many of them can be extended at the option of the Company by payment of annual rent. Some of them will terminate unless the Company has commenced drilling. However, the Company does not anticipate any difficulty in continuing those leases, particularly in Hancock County, since the Company's pipeline will be the only means available to landowners in that area to sell any gas produced from wells on their property. See, "Description of Business" "General" above.

         The Beech Creek Leases provide for a landowner royalty of 12.5% of the oil produced and saved from the leased premises or, at the lessee's option, to pay the market price for such 12.5% royalty. The leases also provide for a landowner royalty equal to 12.5% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The lessors are also entitled to free gas for all stoves and inside lights in the principal dwelling house on the leased properties by making connection to the well or wells at their own expense and risk. The Beech Creek Leases are also subject to overriding royalties ranging from 1.25% to 5%.

         The Wildcat Leases provide for a 12.5% landowner royalty, on the same terms as the Beech Creek Leases, and a 3.125% overriding royalty.

         The Burning Springs Leases are subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases and the Wildcat Leases, and overriding royalties ranging from 3.125% to 7.5%.

         The Fentress County Leases are subject to a 12.5% landowner royalty, on the same terms as the above referenced leases, and a 19% overriding royalty; and a 25% overriding royalty on one existing well. Section 60-1-301 of the Tennessee Code provides for a severance tax of 3% on all gas and oil removed from the ground in Tennessee.

         The Company leases its principal executive offices, consisting of approximately 4,731 square feet located at 603 Main Avenue, Suite 500, Knoxville, Tennessee, at a monthly rent of $3,942.50.

         In addition, the Company has drilling equipment and vehicles which it acquired from IRC. All of this equipment is in satisfactory operating condition. The securities which the Company acquired from IRC were sold during 1996 for $250,000.

Disclosure of Oil and Gas Operations

         On May 2, 1995, upon the execution of the Purchase Agreement with IRC, the Company acquired the rights to certain oil and gas leases in the State of Kentucky (the "Beech Creek Leases," "Wildcat Leases" and
"Burning Springs Leases") and the State of Tennessee (then "Fentress
County Leases"). Subsequently, the Company also acquired additional acreage in Tennessee (the "Swan Creek Leases") and in Alabama (the
"Alabama Leases"). See, "Description of Business" - "Business
Development" and "General" above.

         The Company was not engaged in the business of oil and gas exploration and development prior to the date of the IRC Purchase Agreement. IRC, the entity from which the Company acquired certain of these properties, drilled four wells on the Beech Creek Leases in the past three years. All of these wells are capable of producing gas in paying quantities, according to tests run on the wells. IRC also drilled a well on one of the Fentress County Leases; this well is currently shut in and awaiting a workover.

         Eleven wells on the Burning Springs leases are currently shut-in. There are two completed wells on the Swan Creek leases, the Reed #1 and the Sutton #1, which discovered and proved the structure in the early 1980s. These wells have recently tested at 4,800,000 and 1,200,000 cubic feet of gas per day. The Company has drilled three additional wells in 1996. Development of the Swan Creek Field will require the completion of the pipeline to deliver gas to a transmission company with the tie-in point being located approximately 23 miles away from the field. The pipeline is approximately two-thirds completed and is expected to be complete by the end of the year.

         Tests to date on the completed wells on the Swan Creek leases indicate substantial potential for future deliverability. Based upon engineering reports, management believes that the wells drilled to date have a life expectancy of approximately 37 years on a declining basis.

         The Company does not pay any taxes on its leased property and does not carry any insurance on the vacant land.

         The Alabama Leases have no existing wells. These leases are "wildcat" explorations and there is no immediate plan to acquire additional leases in the area or to begin an exploration program.

         No estimate of total, proved net oil or gas reserves has been filed with or included in reports to any federal authority since the beginning of the Company's last fiscal year.

                  The Company is currently not a party to any contract or agreement obligating it to provide a fixed and determinable quantity of oil or gas in the future, but anticipates entering into such contracts for delivery of gas commencing as early as December, 1997.

                CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS

Transactions with Management and Others

         With the exception of the Compensation Agreements of M. E. Ratliff and Jeffrey D. Jenson, and the issuance of "unregistered" and "restricted" shares of the Company's common stock to IRC in cancellation of debt, all as outlined above under the heading "Description of Business" - "Business Development" above and those options outlined under the caption "Executive Compensation" below, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Certain Business Relationships

         There are no business relationships, existing or planned, between the Company or any of its subsidiaries and any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons.

Indebtedness of Management

         No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

Parents of the Issuer

         Unless IRC may be deemed to be a parent of the Company, the Company has no parents.

Transactions with Promoters

         With the exception of the Compensation Agreements of M. E. Ratliff and Jeffrey D. Jenson, and the issuance of "unregistered" and "restricted" shares of the Company's common stock to IRC in cancellation of debt, all as outlined under the heading "Description of Business" - "Business Development" above, and those options outlined under the caption "Executive Compensation" below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any promoter or founder or any member of the immediate family of any of the foregoing persons, had a material interest.

           MARKET FOR COMMON EQUITY and RELATED STOCKHOLDER MATTERS

Market Information

         The Company's common stock is listed on the OTC Bulletin Board of the NASD; however, the market for shares of the Company's common stock was extremely limited until the closing of the Purchase Agreement with IRC in May of 1995. No assurance can be given that the present market for the Company's common stock will continue or will be maintained, and the sale of the Company's unregistered and "restricted" common stock pursuant to Rule 144 by IRC or others as outlined under the heading "Risk Factors" above, may have a substantial adverse impact on any such public market. See, "Risk Factors" - "Future Sales of Common Stock."

         The Company's common stock has been listed on the OTC Bulletin Board since the quarter ended March 31, 1994. The high and low bid prices for shares of common stock of the Company since that period ( including inter-dealer transactions) are as follows:

Quarter ending:                         High               Low

March 31, 1994 (7)                      0.25                2

June 30, 1994                           0.25              0.125

September 30, 1994                      0.25              0.125

December 31, 1994                       0.25              0.25

-------------------

          (7) The high bid price for the quarter ended March 31, 1994 is a trading price only.

March 31, 1995                          0.25              0.25

June 30, 1995                           3.75              0.25

September 30, 1995                      9.00              3.125


December 31, 1995                       8.00              5.375

February 29, 1996                       7.625             4.875

March 31, 1996                         11.00              7.625

June 30,1996                           14.50              5.50

September 30, 1996                     18.00              8.25

December 31, 1996                      18.50              9.50

March 31, 1997                         17.25             10.00

June 30, 1997                          14.50             10.50


         These bid prices were obtained from the National Quotation Bureau, Inc. ("NQB") and do not necessarily reflect actual transactions, retail markups, mark downs or commissions. The transactions include inter-dealer transactions.

Holders

         The number of record holders of the Company's common stock as of December 31, 1996, was approximately 341.

Dividends

         There are no present material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

                            EXECUTIVE COMPENSATION

Cash Compensation

         The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its directors and executive officers:

                                        SUMMARY CASH COMPENSATION TABLE (8)

         Name & Position                    Year                Salary
         ---------------                    ----                ------


Walter C. Anzonetti                         1994                     0
         Director                           1995                     0
                                            1996                     0

Edgar G. Baugh                              1994                     0
         Director                           1995                     0
                                            1996                     0

Benton L. Becker                            1994                     0
         Chairman of                        1995                     0
         the Board                          1996                     0

Robert M. Carter(9)                         1994                     0
         Vice-President                     1995                     0
                                            1996               $31,570

Jeffrey DeMunnik                            1994                     0
         Secretary                          1995                     0
         Treasurer                          1996               $34,077

Jack E. Earnest                             1994                     0
         Director                           1995                     0
                                            1996                     0

Daniel G. Follmer(10)                       1994                     0
         Chief Financial                    1995                     0
         Officer                            1996               $ 2,885

Kelly S. Grabill                            1994                     0
         Secretary                          1995               $10,653
                                            1996               $ 7,104

Raymond E. Johnson                          1994                     0
         Director                           1995                     0
                                            1996                     0

-----------------
          (8) No other compensation was received by any officer or director.

          (9) Has 75,000 options exercisable at $5.00 per share which expire on February 24, 1999. 22,346 are vested.

         (10) Has 100,000 options exercisable at $5.00 per share, which expire on February 24, 1999. 29,795 are vested.

James E. Kaiser                             1994                     0
         President                          1995                     0

                                            1996               $20,000

Charles N. Manhoff                          1994                     0
         Director                           1995                     0
                                            1996                     0

Joe B.Mattei                                1994                     0
         Director                           1995                     0
                                            1996                     0

William A. Moffett                          1994                     0
         CEO & Director                     1995                     0
                                            1996                     0

John P. O'Hagan                             1994                     0
         Director                           1995                     0
                                            1996                     0

Ted P. Scallan                              1994                     0
         President                          1995                     0
                                            1996               $53,120

Sheila Sloan(11)                            1994                     0
         Treasurer                          1995                     0
                                            1996               $17,850

Lyle Stocksill                              1994                     0
         Director                           1995                     0
                                            1996                     0

George E. Walter Jr.                        1994                     0
         President and                      1995               $ 2,584
         Director                           1996                   923

James C. Walter                             1994                     0
         Vice-President                     1995               $23,076
         Secretary/Treasurer                1996                 3,077

Elizabeth Wendelken                         1994                     0
         Secretary                          1995                     0
                                            1996               $14,500

-----------------

         (11) Has 10,000 options exercisable at $5.00 per share, which expire on 6/12/98. 3,333 are vested,

         The following table sets forth the options exercised during the past 18 months by each of the directors and executive officers, the exercise price, the number of unexercised options and the value of the unexercised options as of June 30,1997:

      Name              Options      Exercise     Unexercised       Value of
                       Exercised     Price         Options        Unexercised
                                                                    Options
-------------------------------------------------------------------------------

Walter C. Arzonetti      88,493      .275          11,507           $133,768

Robert M. Carter         25,000      .275               0                  0

Jeffrey D. DeMunnik      20,644      .275           4,366             50,754

Kelly S. Grabill         12,500      .275               0                  0

Raymond Johnson, Dec'd   10,000      .275               0                  0

Charles N. Manhoff       88,356      .275          11,644            135,361

Joseph B. Mattei         37,000      .275          63,000            732,375

William A. Moffett      100,000      .275          62,613            727,876

Allen Sweeney            66,849      .275               0                  0

James C. Walter          35,616      .275          64,384            748,464


Bonuses and Deferred Compensation

         None; not applicable.

Compensation Pursuant to Plans

         The Company does not presently have any stock option, stock incentive, bonus or similar plan for its directors, executive officers or employees; however, options have been granted to directors and executive officers and certain consultants of the Company to purchase shares of "unregistered" and "restricted" common stock of the Company at various prices. See, "Other Compensation" and the "Restricted Stock Options Table" set forth below in this section.

Pension Table

         The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers and a health insurance plan for employees in the near future.

Other Compensation

         On April 11, 1995, the Board of Directors resolved that each member of the Board of Directors would receive compensation in the form of an option to purchase 100,000 "unregistered" and "restricted" post-split shares of the Company's common stock at a price of $0.25 per share. Pursuant to a resolution of the Board of Directors on May 2, 1995, the exercise price of such options was increased to $0.275 per share, which amount was then equal to 110% of the average bid prices for the Company's common stock on the OTC Bulletin Board on the date of the grant.

         Commencing on May 4, 1995, certain other officers and consultants were induced to serve as executive officers or consultants of the Company in consideration of the grant of a similar option, and these options were ratified by the Board of Directors at meetings held June 6 and 7, 1995, in Nashville, Tennessee. At the annual meeting of the Board of Directors which was held on January 30, 1996, immediately following the annual meeting of stockholders, the Board of Directors also granted certain other directors, executive officers, consultants and employees options to acquire shares of the Company's "unregistered" and "restricted" shares of common stock of the Company.

         The following table sets forth the names of the optionees, the number of shares granted and the beginning and e expiration dates of the options granted:

                        RESTRICTED STOCK OPTIONS TABLE


                             Number                                                         Amount         Value as
Name of Option                of         Issue                   Date        Amount         Vested         of June
Holder                     Options        Date        Price      Expires     Exercised     June 30,        30, 1997
                                                                                            1997
------------------------------------------------------------------------------------------------------------------------------------

Joseph Armstrong          50,000      3/13/97         5.0  *    6/12/98           0        16,666          193,671

Walter C. Arzonetti      100,000       5/4/95         0.275      5/7/97      88,493             0                0

Wesley Baker              10,000      3/13/97         5.0  *    6/12/98           0         3,333           38,729

Edgar G. Baugh           100,000       5/4/95         0.275     4/29/96           0             0                0


Benton L. Becker         100,000       5/4/95         0.275      5/4/97           0             0                0

Jeff Brockman            100,000       5/4/95         0.275      8/4/97      72,329        27,671          321,537

Robert M. Carter          25,000       5/4/95         0.275      8/4/97      25,000             0                0
                          75,000     11/26/96         5.0  *    2/25/99           0        22,346          259,661

Jeffrey DeMunnik          25,000       5/4/95         0.275     4/17/97      20,644             0                0

Jack E. Earnest          100,000       5/4/95         0.275     4/29/96           0             0                0

Daniel G. Follmer        100,000      1/26/96         5.0  *    2/24/99           0        29,795          346,218

Kelly S. Grabill          25,000       5/4/95         0.275      8/2/96      12,500             0                0

Raymond E. Johnson,      100,000       5/4/95         0.275     3/10/96      10,000             0                0
Dec'd

Kenny Securities         100,000      1/30/96         6.375 *    5/4/99           0       100,000        1,162,000

James Kreamer             50,000      3/13/97         5.0  *    6/12/98           0        16,667          193,671
===================================================================================================================================


Name of Option                  Number                                                         Amount         Value as
Holder                           of         Issue                   Date        Amount         Vested         of June
                              Options        Date        Price      Expires     Exercised     June 30,        30, 1997
                                                                                               1997
------------------------------------------------------------------------------------------------------------------------------------

Charles N. Manhoff           100,000         5/4/95       0.275      5/7/97      88,356             0                  0

Joseph B. Mattei             100,000         5/4/95       0.275     4/29/96      37,000             0                  0

Michael McCown                50,000       11/26/96       5.0  *    2/25/99           0        14,897            173,103
                              50,000         5/4/95       0.275      8/4/97      50,000             0                  0

Willilam A. Moffett          100,000         5/4/95       0.275     8/4/971         All             0                  0

James Morita                  50,000        3/13/97       5.0  *    6/12/98           0        16,667            193,671

John P. O'Hagan              100,000         5/4/95       0.275     4/29/96           0             0                  0

Russell Ratliff              100,000         5/4/95       0.275      5/2/96      37,534             0                  0


Ted P. Scallan               100,000        7/17/95       4.0       2/26/97           0             0                  0
                             100,000        1/30/96       6.375     2/26/97           0             0                  0

Sheila Sloan                  10,000        3/13/97       5.0  *    6/12/98           0         3,333             38,729

Lyle G. Stocksill            100,000        1/30/96       6.375     2/25/97           0             0                  0

Allen H. Sweeney             100,000         5/2/95       0.275     8/02/97         All             0                  0
                              50,000        3/13/97       5.0  *    6/12/98           0        16,667            193,671

George E. Walter, Jr.        400,000         5/4/95       0.275     4/29/96           0             0                  0

James C. Walter              100,000         5/4/95       0.275     4/19/96      35,616             0                  0

Elizabeth Wendelken           10,000        3/13/97       5.0  *    6/12/98           0         3,333             38,729
===================================================================================================================================

* Below Market
                                      58

Compensation of Directors

         The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel.

           Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors will set a rate of compensation for such services which may be no less favorable to the Company than if the services had been performed by an independent third party contractor. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

Employment Contracts

         There are presently no employment contracts relating to any member of management, however, depending upon the Company's operations and Requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

Termination of Employment and Change of Control Arrangement

         None; not applicable.

                CHANGES IN and DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING and FINANCIAL DISCLOSURE

Change from David T. Thomson, CPA to Charles M. Stivers, CPA


         David T. Thomson, Certified Public Accountant, of Salt Lake City, Utah, audited the financial statements of Onasco Companies, Inc. (the Company's predecessor) for the year ended December 31, 1994. This financial statement accompanies this Prospectus.

         Charles M. Stivers, Certified Public Accountant, of Manchester, Kentucky, was engaged as the Company's accountant on May 4, 1995, and reviewed interim unaudited financial statements of the Company prepared by management.

         There were no disagreements between the Company and Mr.

Thomson, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused him to make reference to the subject matter of the disagreement in connection with his report.

         The report of Mr. Thomson for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to change principal accountants was not submitted for approval to the Board of Directors; the change was made by the Company's President to Mr. Stivers because Mr. Stivers was the accountant who audited the cost basis of the principal assets of the Company acquired from IRC pursuant to the Purchase Agreement in May of 1995, and the Company had little or no operations prior to the completion of the Purchase Agreement.

         Also, during the Company's two most recent fiscal years, and since then, Mr. Thomson has not advised the Company that any of the following exist or are applicable:

         (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made him unwilling to be associated with the financial statements prepared by management,

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3)      That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

         Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Mr. Thomson regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

         The Company has provided Mr. Thomson with a copy of the disclosure provided under this caption of the Prospectus, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.

Change from Charles M. Stivers. CPA. to Price-Bednar, LLP, CPA

         Price-Bednar, LLP, Certified Public Accountants, were engaged as the Company's accountants as of February 22, 1996, to audit the financial statements of the Company for the calendar year ending December 31, 1995.

         There were no disagreements between the Company and Mr.
Stivers, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused him to make reference to the subject matter of the disagreement in connection with his unaudited reports.

         The unaudited reports of Mr. Stivers did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to change principal accountants was submitted for approval to the Board of Directors; the change was made to Price-Bednar because the Company was seeking to find a larger accounting firm with more in-depth experience in Commission filings.

         Also, during the Company's most recent fiscal year, and since then, Mr. Stivers has not advised the Company that any of the following exist or are applicable:

         (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management,

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

         Further, during the Company's most recent fiscal year and since then, the Company has not consulted Mr. Stivers regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

         The Company has provided Mr. Stivers with a copy of the disclosure provided under this caption of the Registration Statement, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.

Change from Price-Bednar, LLP, CPA to Charles M. Stivers, CPA

         The Company had engaged the services of another accountant to complete certain preparatory on-site audit activities for preliminary review by Price-Bednar. These services were not timely provided by the other accountant. Also, many of the records of Industrial Resources Corporation, a predecessor of the Company, were unavailable, and, Price-Bednar required a number of these records to be reconstructed prior to its completion of the audit. During the week of May 20, 1996, the Company was advised that the principal accountant of Price-Bednar, who was responsible for the Company's audit, would be out of town for the following week, and it became clear that Price-Bednar would not be able to complete the audit for at least three weeks, because certain information requested by them had not yet been provided by the Company. Price-Bednar was terminated by the President, effective June 7, 1996, and Charles M. Stivers, CPA, who had been engaged to conduct the preparatory on-site audit activities for Price-Bednar when the other accountant failed to perform as promised, indicated that he could timely deliver the required audit report and was promptly engaged to do so by the Board of Directors.

         Also, during, the Company's two most recent fiscal years, and since then, Price-Bednar has not advised the Company that any of the following exist or are applicable:

         (1)      That the internal controls necessary for the

                  Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

         Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Price-Bednar regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

         The Company has provided Price-Bednar with a copy of the disclosure provided under this caption of the Registration Statement, and it has provided the Company with a letter addressed to the Commission stating that it agrees with the disclosures made herein.

Change from Charles M. Stivers, CPA, to BDO Seidman,LLP

         The Company terminated Charles M. Stivers, CPA and retained
BDO Seidman, LLP effective to conduct the audit of the Company's financial statements for the year ended December 31, 1996 because it became apparent that

Charles M. Stivers, as an individual practitioner, would not be able to perform the required audit on a timely basis.

         During, the Company's two most recent fiscal years, and since then, Charles M. Stivers has not advised the Company that any of the following exist or are applicable:

         (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made him unwilling to be associated with the financial statements prepared by management;

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

         Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Charles M. Stivers regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

         The Company has provided Charles M. Stivers with a copy of the disclosure provided under this caption of the Registration Statement, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.

                                LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by the law firm of Robson & Miller, LLP, 666 Third Avenue, New York, New York 10017, telephone number (212) 949- 1860. Robson & Miller, LLP was not hired on a contingent basis and is not receiving any interest, direct or indirect in the Company. Neither Robson & Miller, LLP or any of its partners or employees is a director, officer, employee, voting trustee promotor or underwriter of the Company.

                                   EXPERTS

         The financial statements included in this Prospectus and in the Registration Statement have been audited by David T. Thomson, CPA (1994), Charles M. Stivers, CPA (1995) and BDO Seidman, LLP, Independent certified public accountants (1996), to the extent and for the periods set forth in their reports, which contain an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

[Letterhead of David T. Thompson P.C.]

INDEPENDENT AUDITOR'S REPORT

Board of Directors
ONASCO COMPANIES, INC.
(Formerly Gold Deposit Mining and Milling Company)

I have audited the balance sheets of Onasco Companies, Inc. (Formerly Gold Deposit Mining and Milling Company) (a development stage company) as of December 31, 1994, 1993 and 1992, and the related statements of operations, stockholders' equity and cash flows from November 1, 1991 to December 31, 1994. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits. The financial statements of Onasco Companies, Inc. and its Subsidiary as of October 31, 1991 and from development stage inception (October 17, 1991) to October 31, 1991 were audited by other auditors whose reports dated November 6, 1991 and November 18, 1991 expressed unqualified opinions on those statements.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onasco Companies, Inc. as of December 31, 1994, 1993 and 1992 and the results of its operations and its cash flows from November 1, 1991 to December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company is in the development stage and its ability to establish itself as a going concern is dependent upon the Company obtaining sufficient financing to continue its development activities and, ultimately, to achieve profitable operations (See Note 8). These items raise substantial doubt about the Company's ability to continue as a going concern.

                                                    /s/ David T. Thomson P.C.

Salt Lake City, Utah
April 14, 1995

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                                BALANCE SHEETS
                              December 31, 1994

                                    ASSETS
                                    ------

                                                         December 31, 1994
Current assets:                                          -----------------

  Cash and cash equivalents                                        0
  Production receivable
  Prepaid expenses
  Other current assets

          Total current assets                                     0

Oil and gas properties using full cost
accounting (Notes 4 and 5):
  Properties being amortized
  Properties not subject to amortization
                                                                --------
                                                                   0
  Less accumulated depletion
                                                                --------
                                                                   0

Other Assets
  Other property and equipment, less accumulated
    depreciation $55,300 (Note 6)
  Deposits
Organizational costs net of accumulated                            0
  amortization of $400
                                                                --------
                                                                   0

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                                BALANCE SHEETS
                              December 31, 1994

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     -------------------------------------


                                                            December 31, 1994
                                                            -----------------

Current liabilities:

  Accounts payable - trade                                                0
  Production payable
  Accrued and other liabilities
  Long-term debt - current (Note 8)
  Stockholder advances payable                                          500
  Net current liabilities of discontinued operations                 27,500
                                                                    -------

     Total current Liabilities                                       28,000

Long-term debt (Note 8)

     Total liabilities                                               28,000
Commitments and Contingencies (Note 9)
Stockholders' equity:
  Common Stock, $.001 par value; 50,000,000 shares authorized
   5,229,300, 1,037,600, 1,012,600 shares issued,                     1,000
   and outstanding respectively
  Additional paid-in capital                                          5,300
  Deficit accumulated during the development stage                  (34,300)
                                                                    --------
     Total stockholder's equity                                     (28,000)
                                                                    --------

Total liabilities and stockholder's equity                                0

                               TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                           STATEMENT OF OPERATIONS

                For the years ended December 31, 1994 and 1993
                   Cumulative During the Development Stage

                                                                     Cumulative
                                 For the Year       For the Year     During the
                                     ended             ended        Development
                                 Dec. 31, 1994      Dec. 31, 1993      Stage
                                 -------------      -------------   -----------
Revenues:
  Oil and gas revenues                    0                  0         27,800
  Other revenues                                                          700
                                     ------             ------       --------
        Total revenues                    0                  0         28,500

Cost and expense:
  Lease operating expense                                              18,900
  Production taxes                                                      1,200
  Depletion, depreciation and
    amortization                                                       59,100
  Interest expense                                                     32,600
  General and administrative costs                         100        434,200
                                                        ------       --------
          Total costs and expenses        0                100        546,000
                                     ------             ------       --------

  Net (loss) from continuing
   operations                             0               (100)      (517,500)

  Discontinued Operations
    Net (Loss) from discontinued
      operations                     (8,200)            (5,700)       (78,900)

  Extraordinary Items
    Income from debt forgiveness     38,300                            38,300
    Utilization of net operating
      loss carry forward              6,700                             6,700
    Add: Loss of purchased company
      prior to date of acquisition                                        200
                                     ------              ------      --------


Net Income (loss)                    36,800             (5,800)      (551,200)
                                     ------              ------      --------

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                    STATEMENT OF STOCKHOLDER'S EQUITY

                For the years ended December 31, 1994 and 1993


                                                                  Deficit
                                                                Accumulated
                              Commmon Stock      Additional      During the
                              -------------        Paid in      Development
                            #Shares     Amount     Capital         Stage
                            ------------------   ----------     -----------

BALANCE, December 31, 1992  1,014,100   $1,000      5,300         (65,300)

  Shares compiled under
    stock option re-
    purchase agreement
    on April 10, 1993
    at $.001 per share         (1,500)       0          0               0

Net income (loss) for
  the year ended
  December 31, 1993                 0        0          0          (5,800)
                            ---------    ------     -------      ---------

BALANCE

  December 31, 1993         1,012,600    1,000      5,300         (71,100)

  Shares issued from
  October 1, 1994 to
  December 31, 1994            25,000        0          0               0

Net income (loss) for
the year ended
December 31, 1994                   0        0          0          36,800
                            ----------    ------     ------       --------

BALANCE
  December 31, 1994         1,037,600    1,000      5,300         (34,300)

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS

                For the years ended December 31, 1994 and 1993

                                                                                                                   Cumulative
                                                                          Year ended           Year ended          During the
                                                                           Dec. 31              Dec. 31            Development
                                                                            1994                 1993                Stage
                                                                         ----------            ----------         -------------
Cash Flows from operating activities:
  Net income (loss)                                                      $     0              $    (100)             (517,500)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
  Depletion, depreciation and amortization                                                                             59,100
    Changes in assets and liabilities:
    Deposits                                                                                                           (4,900)
    Production receivable                                                                                              (9,000)
    Prepaid expenses                                                                                                   (4,100)
    Other current assets                                                                                                 (600)
    Accounts payable - trade                                                                        100                47,100
    Production payable                                                                                                  1,700
    Accrued and other liabilities                                                                                      19,900
    Stockholder Advances Payable                                                                                         (500)
    Net current liabilities of discontinued operations                                                                (26,900)
                                                                         ----------            ----------         -------------
Net cash used by operating activities                                          0                      0              (435,700)

Cash Flow used in investing activities:
  Additions to machinery and equipment                                         0                      0              (656,300)
  Additions to oil and gas properties - amortized                                                                    (484,100)
  Additions to oil and gas properties - unamortized                                                                   (60,600)
  Marketable Securities                                                                                              (250,000)
  Organizational cost                                                                                                  (6,600)
                                                                         ----------            ----------         -------------
    Net cash used in investing activities                                      0                      0            (1,457,600)

Cash Flow from financing activities:
  Proceeds from issuance of debt, net                                          0                      0                93,000
  Proceeds from issuance of common stock                                                                            1,801,000
                                                                         ----------            ----------         -------------
Net cash provided by financing                                                 0                      0            (1,894,000
                                                                         ----------            ----------         -------------
Net increase (decrease) in cash and cash equivalents                           0                      0                   700
Cash and cash equivalents at beginning of year                                 0                      0                     0
                                                                         ----------            ----------         -------------

Cash and cash equivalent at end of year                                        0                      0                   700
                                                                         ----------            ----------         -------------
Supplemental schedule of cash flow information
  Cash paid during the years for
   Income taxes                                                                0                      0                     0
                                                                         ----------            ----------         -------------
   Interest                                                                    0                      0                 9,600
                                                                         ----------            ----------         -------------

                                     F-6

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization - TENGASCO, INC. (the "Company"), a publicly held corporation, was organized under the laws of the State of Utah on April 18, 1916, as Gold Deposit Mining and Milling Company. The Company subsequently changed its name to Onasco Companies, Inc.

The corporate offices are located in Knoxville, Tennessee.

2.  EARNINGS PER SHARE

Earnings per common and common equivalent shares are based upon the weighted average of common and common equivalent shares outstanding during the year. Primary and fully diluted earnings per share are the same. The number of common and common equivalent shares utilized in per share computations were 1,037,600, and 1,012,600 in years 1994 and 1993.

EARNINGS PER SHARE:

                                                 1994       1993
                                            ---------   --------
Loss from continuing operations                     0       (100)

Net income (loss)                              36,800      5,800
                                            ---------   --------

Primary earnings (loss) per common share:
 Income (loss) from continuing operations           0          0

 Discontinued operations                         (.01)         0

 Extraordinary items                              .04          0
                                            ---------   --------

Earnings (loss) per common share                  .03          0
                                            ---------   --------
Fully diluted earnings (loss)
per common share:

 Income (loss) from continuing operations           0          0

 Dicontinued operations                          (.01)         0

 Extraordinary items                              .04          0
                                            ---------   --------


Eaernings (loss) per common share                 .03          0
                                            ---------   --------

                            TENGASCO, INC.
                   (Formerly Onasco Companies, Inc.)
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS


3.   DISCONTINUED OPERATION

In April 1995, the Company dissolved the subsidiary company based in Texas. The dissolution was approved by Texas in April 1995. For accounting purposes, the Company has treated the dissolved subsidiary as a discontinued operation. The results of the subsidiary have been reported separately as a component of discontinued operations in the Statement of Operations for the periods presented. At the time of dissolution, the Company wrote-off its investment and assumed obligations of the subsidiary. The following is a summary of subsidiary operation.


                                                                    Cumulative
                               For the Year       For the Year      During the
                                  ended              ended          Development
                              Dec. 31, 1994      Dec. 31, 1993         Stage
                              -------------      -------------      ------------

Revenue:

  Sales                       $           0      $       1,100      $   1,700

  Cost of Sales                                                          (800)
                              --------------     -------------      ----------
    Gross Margin                          0              1,100            900
                              --------------     -------------      ----------

 Expense:
  Rent                                                                  1,000
  Depreciation                          200                400            900
  Amortization                          300                500          1,400
  Utilities                                                800          3,800
  Professional Fees                                                    10,200
  Salaries                            1,400              4,100         12,200
  Office Supplies                                          200            900
  Shipping                                                 200            500
  Equipment Rental                                         100          1,500
  Research                                                 300         25,600
  Marketing                                                100         11,300
  Other Taxes                                                             900
  Other Expenses                                           100          3,300
  Write-off Organization
   Factor                                                                 100
  Write-off Patent costs              6,300                             6,200
                              --------------     -------------      ----------

    Total Expenses                    8,200              6,800         79,800
                              --------------     -------------      ----------
Net Loss related to
  Discontinued Operations            (8,200)            (5,700)       (78,900)
                              --------------     -------------      ----------

                              TENGASCO, INC.
                     (Formerly Onasco Companies, Inc.)
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

4. DEVELOPMENTAL STAGE OPERATIONS

Although the Company was organized in 1916, it must be regarded as being in a formative stage due to its lack of significant business operations during recent years. Its future success depends upon the ability to operate its existing wells and to expand its operations. No assurance can be given that the Company will be successful in making acquisitions.

5. GOING CONCERN.

The Company has experienced startup losses for the year ended December 31, 1994. In light of this circumstance, the ability of the Company to continue as a going concern may be in doubt. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         Tengasco, Inc.

                      (formerly Onasco Companies, Inc.)

--------------------------------------------------------------------------------
                                               Consolidated Financial Statements

                                          Years Ended December 31, 1996 and 1995

                                                      Tengasco, Inc.
                                   (formerly Onasco Companies, Inc.)

                                                            Contents

____________________________________________________________________________


       Report of Independent Certified Public Accountants          2

       Report of Independent Certified Public Accountants          3


       Consolidated Financial Statements

          Balance sheets                                           4

          Statements of loss                                       5

          Statements of stockholders' equity                       6

          Statements of cash flows                                 7

          Notes to financial statements                         8-27

[LOGO]       BDO Seidman, LLP             285 Peachtree Center Avenue, Suite 800
             Accountants and Consultants  Atlanta, Georgia 30303-1230
                                          Telephone: (404) 688-6841
                                          Fax: (404) 688-1075



Report of Independent Certified Public Accountants


Board of Directors
Tengasco, Inc
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheet of Tengasco, Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. In addition, as of December 31, 1996, management estimates that additional costs of approximately $l,200,000 are required to complete its pipeline facilities under construction. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ BDO Seidman, LLP

Atlanta, Georgia
June 5, 1997

                      [Letterhead of Charles M. Stivers]



Report of Independent Certified Public Accountants

Board of Directors
Tengasco, Inc.
Knoxville, Tennessee

I have audited the balance sheet of Tengasco, Inc. as of December 31, 1995, and the related statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern.

/s/Charles M. Stivers
Charles M. Stivers
Certified Public Accountant

Manchester, Kentucky
June 5, 1997

================================================================================

December 31,                                           1996          1995
--------------------------------------------------------------------------------

Assets (Note 9)

Current
  Cash and cash equivalents                         $  146,554     $      712
  Marketable equity securities (Note 5)                     --        250,000
  Accounts receivable                                    4,658          9,018
  Prepaid expenses and other                             7,463          4,786
--------------------------------------------------------------------------------

Total current assets                                   158,675        264,516

Oil and gas properties, net (on the basis
  of full cost accounting) (Note 6)                  1,287,142        658,082

Pipeline facilities under construction,
  at cost (Note 7)                                     887,315             --

Property and equipment, net (Notes 8 and 10)           203,244        247,401

Other                                                  190,845         10,970
--------------------------------------------------------------------------------

                                                    $2,727,221     $1,180,969
================================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                                     Consolidated Balance Sheets


--------------------------------------------------------------------------------


December 31,                                              1996             1995
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current
  Notes payable (Note 9)                            $  780,000        $      -
  Loans payable to affiliates (Note 4)                  48,190               -
  Current maturities of long-term debt (Note 10)        14,017          34,038
  Accounts payable - trade                             347,093          46,922
  Accrued liabilities                                   35,086          21,623
--------------------------------------------------------------------------------

Total current liabilities                            1,224,386         102,583

Long term debt, less current maturities (Note 10)       47,828          59,000
--------------------------------------------------------------------------------

Total liabilities                                    1,272,214         161,583
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 7, 9 and 11)

Stockholders' equity (Note 9)
  Common stock, $.001 par value; 50,000,000 shares
   authorized                                            5,708           5,229
  Additional paid-in capital                         4,783,369       2,425,185
  Unamortized stock option awards                     (292,186)       (130,208)
  Accumulated deficit                               (3,041,884)     (1,280,820)
--------------------------------------------------------------------------------

Total stockholders' equity                           1,455,007       1,019,386
--------------------------------------------------------------------------------

                                                    $2,727,221      $1,180,969
--------------------------------------------------------------------------------

                   See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                                 Consolidated Statements of Loss

--------------------------------------------------------------------------------

Years ended December 31,                                1996         1995
-------------------------------------------------------------------------
Revenues
 Oil and gas revenues                             $   26,253  $    27,802
 Other revenues                                            -          724
-------------------------------------------------------------------------

Total revenues                                        26,253       28,526
-------------------------------------------------------------------------

Costs and expenses
 Production costs and taxes                           17,138       20,072
 Depletion, depreciation and amortization            133,187       89,528
 General and administrative costs                  1,491,690      539,061
 Unrealized holding loss on marketable equity
  securities (Note 5)                                      -      593,752
 Interest expense                                    145,302       32,594
-------------------------------------------------------------------------

Total costs and expenses                           1,787,317    1,275,007
-------------------------------------------------------------------------

Net Loss                                         $(1,761,064) $(1,246,481)
--------------------------------------------------------------------------

Net loss per common share                             $(0.32)      $(0.36)
--------------------------------------------------------------------------

Weighted average common shares outstanding         5,427,247    3,484,207
--------------------------------------------------------------------------


              See accompanying notes to consolidated financial statements.

                                                                 Tenegasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                 Consolidated Statements of Stockholders' Equity

------------------------------------------------------------------------------------------------------------------
                                                                                      Unamortized
                                                    Common Stock        Additional          stock
                                                --------------------       paid-in         option    Accumulated
                                                 Shares      Amount        capital         awards        deficit
------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                      1,037,600    $1,038     $    5,300     $       -     $  (34,339)

  Net effect of 1 for 2 reverse split            (518,800)     (519)             -             -              -

  Common stock issued to acquire assets
    of Industrial Resources Corporation         4,000,000     4,000       1,215,460            -              -

  Common stock issued to individuals              505,000       505          47,500            -              -

  Common stock issued for equipment                 8,000         8           2,200            -              -

  Common stock issued for exercised options        33,200        33           9,100            -              -

  Common stock subscribed for the
    extinguishment of debt                        164,300       164         881,900            -              -

  Stock option awards                                   -         -         190,625     (190,625)

  Amortization of stock option awards                   -         -               -        60,417             -

  Common stock options granted to
    non-employees                                       -         -          45,000             -             -

 Transfer of debt to equity by shareholder              -         -          28,100             -             -

  Net loss for the year ended
    December 31, 1995                                   -         -               -             -    (1,246,481)
------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                      5,229,300     5,229       2,425,185      (130,208)   (1,280,820)

  Common stock issued for exercised options       327,079       327          90,792             -             -

  Common stock issued for the
    extinguishment of debt                         65,569        66         638,823             -             -

  Common stock subscribed for the
    extinguishment of debt                         48,897        49         421,052             -             -

  Stock option awards                                   -         -         225,000      (225,000)            -


  Amortization of stock option awards                   -         -               -        63,022             -

  Common stock options granted to
    non-employees                                       -         -         371,864             -             -

  Common stock issued for private
    placements                                     36,982        37         280,653             -             -

  Stock warrants issued in connection with
    notes payable                                       -         -         330,000             -             -

  Net loss for the year ended
    December 31, 1996                                   -         -               -             -    (1,761,064)
------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                      5,707,827    $5,708      $4,783,369     $(292,186)  $(3,041,884)
------------------------------------------------------------------------------------------------------------------

         See accompanying notes to consolidated financial statements.

                                                                Tengasco, Inc.
                                              (formerly Onasco Companies, Inc.)

                                          Consolidated Statements of Cash Flows

-------------------------------------------------------------------------------

Years ended December 31,                                 1996             1995
-------------------------------------------------------------------------------
Operating activities
 Net loss                                         $(1,761,064)     $(1,246,481)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depletion, depreciation and amortization           133,187           89,528
   Unrealized holding loss on marketable
    equity securities                                      --          593,752
   Loss on disposal of property and equipment           3,671               --
   Compensation paid in stock options                 434,886          105,417
   Amortization of imputed value of stock warrants
    issued in connection with notes payable           110,000               --
   Changes in assets and liabilities:
    Accounts receivable                                 4,360           (9,018)
    Prepaid expenses and other                         (2,677)          (4,786)
    Accounts payable                                  300,171           19,422
    Accrued liabilities                                13,463           21,623
    Stockholder advances payable                           --             (500)
-------------------------------------------------------------------------------

Cash used in operating activities                    (764,003)        (431,043)
-------------------------------------------------------------------------------

Investing activities
 Proceeds from sale of marketable equity
  securities                                          250,000               --
 Additions to property and equipment                  (60,754)         (86,786)
 Net additions to oil and gas properties             (644,951)              --
 Additions to pipeline facitlities under
  construction                                       (887,315)              --
-------------------------------------------------------------------------------

Cash used in investing activites                   (1,343,020)         (86,786)
-------------------------------------------------------------------------------

Financing activities
 Payment of loan costs and other                     (238,798)         (10,970)
 Proceeds from borrowings                           2,156,581           93,038
 Repayments of borrowings                             (36,727)              --
 Proceeds from issuance of common stock               371,809          436,473
-------------------------------------------------------------------------------


Cash provided by financing activities               2,252,865          518,541
-------------------------------------------------------------------------------

Net increase in cash and cash equivalents             145,842              712

Cash and cash equivalents, beginning of year              712               --
-------------------------------------------------------------------------------

Cash and cash equivalents, end of year            $   146,554      $       712
-------------------------------------------------------------------------------
                   See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

1. Summary of                          Organization
   Significant Accounting
   Policies                            Tengasco, Inc. (the "Company"), a
                                       publicly held corporation, was organized under the laws of the State of Utah on April 18, 1916, as Gold Deposit Mining and Milling Company. The Company subsequently changed its name to Onasco
                                       Companies, Inc.

                                       On May 2, 1995, pursuant to a Purchase
                                       and Exchange Agreement, the Company
                                       acquired from Industrial Resources
                                       Corporation, a Kentucky corporation
                                       ("IRC"), certain oil and gas leases,
                                       equipment, marketable securities and
                                       vehicles in exchange for common stock
                                       (see Note 3).

                                       The Company changed its domicile from the State of Utah to the State of Tennessee on May 5, 1995 and its name was changed from "Onasco Companies, Inc." to "Tengasco, Inc."

                                       The Company's principal business consists of oil and gas well drilling, production and related property management in the Appalachian region of eastern Tennessee and eastern Kentucky. The Company's corporate offices are in Knoxville, Tennessee.

                                       During 1996, the Company formed Tengasco
                                       Pipeline Corporation, a wholly-owned
                                       subsidiary, to manage the construction
                                       and operation of a 23-mile gas pipeline.

                                       Consolidation

                                       The consolidated financial statements
                                       include the accounts of the Company and
                                       Tengasco Pipeline Corporation. All
                                       significant intercompany balances and
                                       transactions have been eliminated.


                                       Cash Equivalents

                                       The Company considers all investments
                                       with a maturity of three months or less
                                       when purchased to be cash equivalents.

                                       Oil and Gas Properties

                                       The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the acquisition of, exploration for and development of oil and gas reserves for each cost center

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       are capitalized. Capitalized costs
                                       include lease acquisitions, geological
                                       and geophysical work, delay rentals and
                                       the costs of drilling, completing and
                                       equipping oil and gas wells. Gains or
                                       losses are recognized only upon sales or dispositions of significant amounts of oil and gas reserves. Proceeds from all other sales or dispositions are treated as reductions to capitalized costs.

                                       The capitalized costs of oil and gas
                                       properties, plus estimated future
                                       development costs relating to proved
                                       reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred. The costs of significant development projects awaiting completion of pipeline facilities are excluded from amortization until such time as the pipeline facilities are completed. The Company's proved gas reserves were estimated by Coburn Petroleum Engineering, independent petroleum engineers, as of December 31, 1996.

                                       The capitalized oil and gas property and pipeline costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized.

                                       Pipeline Facilities Under Construction

                                       Pipeline facilities under construction
                                       are carried at cost. The Company will
                                       provide for depreciation of the pipeline facilities using the straight-line method over the estimated useful life of the asset once the pipeline is completed and placed in service. The pipeline facilities are expected to be completed during the

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


                                       third quarter of 1997. Accordingly, no
                                       depreciation expense has been recorded
                                       for 1996 and 1995 relating to the
                                       pipeline facilities.

                                       Property and Equipment

                                       Property and equipment are carried at
                                       cost. The Company provides for
                                       depreciation of property and equipment
                                       using the straight-line method over the
                                       estimated useful lives of the assets
                                       which range from five to seven years.

                                       Other Assets

                                       Other assets consist principally of
                                       deferred loan costs that the Company is
                                       amortizing over the term of the
                                       respective loans, which is six months.

                                       Income Taxes

                                       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method." Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

                                       Concentration of Credit Risk

                                       The Company's primary business activities include oil and gas sales to several customers in the states of Tennessee and Kentucky. The related trade receivables subject the Company to a concentration of credit risk within the oil and gas industry.

                                       Loss Per Common Share

                                       Loss per share amounts are computed by
                                       dividing net loss by the weighted average number of common shares outstanding during the year. Common stock equivalents have not been considered because their effect would be anti-dilutive.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       Accounting Estimates

                                       The accompanying financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

                                       Fair Values of Financial Instruments

                                       Fair values of cash and cash equivalents and short-term debt approximate cost due to the short period of time to maturity. Fair values of long-term debt are based on quoted market prices or pricing models using current market rates.

                                       Significant Risks and Uncertainties

                                       The Company's operations are subject to
                                       all of the environmental and operational risks normally associated with the oil and gas industry. The Company maintains insurance that is customary in the industry; however, there are certain risks for which the Company does not maintain full insurance coverage. The occurrence of a significant event that is not fully covered by insurance could have a significant adverse effect on the Company's financial position.

                                       New Accounting Pronouncements


                                       On March 3, 1997, the Financial
                                       Accounting Standards Board issued
                                       Statement of Financial Accounting
                                       Standards No. 128, Earnings Per Share
                                       (SFAS 128). This pronouncement provides a different method of calculating earnings per share than is currently used in accordance with Accounting Principles Board Opinion No. 15, Earnings Per
                                       Share. SFAS 128 provides for the
                                       calculation of "Basic" and "Diluted"
                                       earnings per share. Basic earnings per
                                       share includes no dilution and is
                                       calculated by dividing income available
                                       to common shareholders by the weighted
                                       average number of common shares
                                       outstanding for the period. Diluted
                                       earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company will adopt SFAS

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


                                       128 in 1997 and its implementation is not expected to have a material effect on the consolidated financial statements.

2. Going Concern                       The Company has experienced losses
                                       totaling $1,761,064 and $1,246,481 for
                                       the years ended December 31, 1996 and
                                       1995, respectively, and has a working
                                       capital deficit of $1,065,711 at December
                                       31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. In addition, as of December 31, 1996, management estimates that additional costs of approximately $1,200,000 are required to complete its pipeline facilities under construction. Management's plans include raising additional capital in order to complete the pipeline facilities and drill additional oil and gas wells. In
                                       addition, the Company is seeking joint
                                       venture partners to assist in the sales
                                       and marketing of its energy services (see
                                       Note 14). The accompanying financial
                                       statements do not include any adjustments relating to the recoverability and classifications of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.  Business Acquisition               Effective May 2, 1995, the Company
                                       acquired approximately 60% of the assets of IRC in a reverse acquisition in which IRC's stockholders acquired voting control of the Company. The acquisition was accomplished through the Company's issuance of 4,000,000 shares of Tengasco, Inc. common stock and a $450,000 8% promissory note payable to IRC. The promissory note was converted into 83,799 shares of Tengasco, Inc. common stock in December 1995 (see Note 15). For financial reporting purposes, the portion of IRC'S assets involved in the transaction is deemed to be the acquiring entity. Since the Company had no significant assets or operations at the acquisition date, as required by the Securities and Exchange Commission, the accounts of the Company have been recorded at IRC's cost basis.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       The following unaudited pro forma
                                       information indicates what the revenues
                                       and net loss of the Company would have
                                       been if the acquisition had occurred on
                                       January 1, 1995:


                                       Revenues                     $    47,555
                                       ----------------------------------------

                                       Net loss                     $(1,393,520)
                                       ----------------------------------------

                                       Net loss per common share    $     (0.40)
                                       ----------------------------------------


4. Related Party Transactions          The Company has loans payable due to
                                       affiliates aggregating $48,190. A major
                                       stockholder of the Company is also a
                                       major stockholder of the affiliates. The loans bear interest at the rate of 8% per annum and are due on demand.

                                       During 1996, the Company converted
                                       approximately $1,060,000 of debt payable to IRC, a related party, to common stock and common stock subscribed (see Note
                                       15). The Company also converted
                                       approximately $100,000 of debt payable to a major stockholder to common stock subscribed (see Note 15).

5. Marketable Equity  Securities       Marketable securities were carried at the
                                       lower of cost or market. The marketable
                                       securities were acquired in the Purchase and Exchange Agreement with IRC on May 2,
                                       1995 and consisted of 500,000 shares of
                                       United Petroleum Corporation stock. The
                                       United Petroleum Corporation stock had a one-for-three reverse stock split on June
                                       13,1995 which left the Company with
                                       166,667 shares. The marketable securities were written down to market in 1995, resulting in a loss of approximately
                                       $594,000. The United Petroleum
                                       Corporation stock was sold in January
                                       1996 for $250,000.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements


--------------------------------------------------------------------------------

6.  Oil and Gas Properties   The following table sets forth
                             information concerning the Company's
                             oil and gas properties at December 31:

                                                          1996        1995
                             -----------------------------------------------
                             Evaluated                 $1,288,243   $654,258
                             Unevaluated                   26,317     15,352
                             -----------------------------------------------
                                                        1,314,560    669,610
                             Accumulation depreciation,
                             depletion and amortization   (27,418)   (11,528)
                             -----------------------------------------------
                                                       $1,287,142   $658,082
                             -----------------------------------------------

                             Evaluated costs excluded from
                             amortization at December 31, 1996 consist of approximately $730,000 of costs relating the Company's Swan Creek development project which is awaiting the completion of a gas pipeline expected to be completed in the third quarter of 1997.

7.  Pipeline  Facilities     During the fourth quarter of 1996, the
    Under Construction       Company began construction of a 23-mile gas
                             pipeline which will (1) connect the Swan Creek development project to a gas purchaser and (2) enable the Company to develop gas transmission business opportunities in the future.

                             As of December 31, 1996, management
                             estimates the costs to complete the
                             pipeline are approximately $l,200,000.

                             In January 1997, the Company entered into an agreement with the Tennessee Valley Authority ("TVA") whereby the TVA will allow the Company to bury the pipeline within the TVA's transmission line rights-of-way. In return for this right, the Company paid $35,000 plus agreed to annual payments of approximately $6,200 for 20 years. This agreement expires in 2017 at which time the parties may renew the agreement for another 20 year term in consideration of similar inflation-adjusted payment terms.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

8. Property and Equipment              Property and equipment consisted of the
                                       following:

                                                                                        1996         1995
                                       ------------------------------------------------------------------------------
                                       Machinery and equipment                        $245,756      $260,693
                                       Vehicles                                         83,299        85,455
                                       Other                                            42,113        20,991
                                       ------------------------------------------------------------------------------

                                                                                       371,168       367,139

                                       Less accumulated depreciation                  (167,924)     (119,738)
                                       ------------------------------------------------------------------------------

                                       Property and equipment - net                   $203,244      $247,401
                                       ------------------------------------------------------------------------------

9. Notes Payable

                                       Notes payable consisted of the following:
                                                                                        1996           1995
                                      ------------------------------------------------------------------------------

                                       Note payable to an
                                       investment company
                                       due May 1997 with
                                       interest payable
                                       monthly at 10% per
                                       annum; less
                                       unamortized discount
                                       of $123,750 relating
                                       to stock warrants
                                       issued; collateralized by a
                                       subordinated security
                                       interest in all
                                       assets of the Company (A).
                                                                                      $376,250        $  -

                                       Note payable to an
                                       individual due April
                                       1997 with interest

                                       payable monthly at
                                       10% per annum; less
                                       unamortized discount
                                       of $48,125 relating
                                       to stock warrants
                                       issued; collateralized by all
                                       assets of the Company (B).                      201,875           -

                                       Note payable to a
                                       company due April
                                       1997 with interest
                                       payable monthly at
                                       10% per annum; less
                                       unamortized discount
                                       of $48,125 relating
                                       to stock warrants
                                       issued; collateralized by all
                                       assets of the Company (A).                      201,875           -
                                       ------------------------------------------------------------------------------

                                                                                      $780,000        $  -
                                       ------------------------------------------------------------------------------


                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       In conjunction with the issuance of the
                                       notes payable listed above, the Company
                                       granted the lenders detachable stock
                                       warrants which enable the holder to
                                       obtain up to 200,000 shares of the
                                       Company's common stock at a price of $5
                                       per share.

                                       (A) These notes had not been repaid as
                                       of the above noted due dates. As noted
                                       in (C) below, the Company has filed a
                                       claim against the lenders.

                                       (B) In March 1997, the individual note
                                       holder (above) filed a lawsuit asserting the Company was in default of the $250,000 note. This action seeks the principal amount, interest, and costs of collection. No additional costs have been accrued in the accompanying
                                       consolidated financial statements in
                                       connection with this lawsuit. Management believes it has certain defenses to this motion as noted in (C) below.

                                       (C) Also in March 1997, the Company
                                       filed a claim against the above three
                                       lenders and a former officer of the
                                       Company asserting that the Company did
                                       not authorize the issuances of certain
                                       stock warrants related to the borrowings and seeking rescission of the warrant agreements. The Company is disputing the validity of the stock warrant agreements based upon certain provisions which were not authorized by the board of directors. If the Company is unsuccessful in its attempt to rescind these stock warrant agreements, these provisions could result in the lenders obtaining additional shares.

                                                                 Tengasco, Inc.
                                              (formerly Onasco Companies, Inc.)


                                     Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------


10. Long Term Debt         Long-term debt consisted of the following:

                                                                          1996           1995
                           --------------------------------------------------------------------
                           11% installment note, payable $667
                           monthly, including interest, due
                           December 2001, collateralized by a
                           vehicle                                        $30,563          $ -

                           10.7% installment note, payable $423
                           monthly, including interest, due May
                           2000, collateralized by a vehicle               14,466         17,800


                           12% installment note, payable $385
                           monthly, including interest, due April
                           2000, collateralized by a vehicle               12,545         15,500

                           10.5% installment note, payable $789
                           monthly, including interest, due
                           August 2000, collateralized by a vehicle           -           25,000

                           Loan payable to an equipment
                           supplier, due in monthly installments
                           of $5,300                                          -           15,900

                           Other                                            4,271         18,838
                           ----------------------------------------------------------------------
                           Total long term debt                            61,845         93,038
                           Less current  maturities                       (14,017)       (34,038)
                           ----------------------------------------------------------------------
                           Long term debt, less current maturities        $47,828        $59,000
                           ----------------------------------------------------------------------

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       The approximate future maturities of
                                       debt were as follows:

                                              Year                        Amount
                                       _________________________________________

                                              1997                      $ 14,017
                                              1998                        15,259
                                              1999                        14,849
                                              2000                        10,166
                                              2001                         7,554
                                       _________________________________________

                                                                         $61,845
                                       =========================================

11.  Commitments                       As of December 31, 1996, the future
                                       minimum payments to be made under
                                       noncancellable operating leases were:


                                               Year                       Amount
                                       _________________________________________

                                              1997                      $ 51,000
                                              1998                        51,000
                                              1999                        51,000
                                              2000                        47,000
                                       _________________________________________

                                                                        $200,000
                                       =========================================

                                       Rent expense was approximately $54,000
                                       and $5,000 for the years ended December
                                       31, 1996 and 1995, respectively.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


12. Stock Options  Changes that occurred in options outstanding in 1996 and
                   1995 are summarized below:

                                               1996                  1995
                                     -----------------------  ------------------
                                              Average                    Average
                                             Exercise                   Exercise
                                     Shares    Price           Shares    Price
                   -------------------------------------------------------------

                   Outstanding,
                    beginning
                    of year         1,791,849   $0.483               -   $    -
                   Granted            730,000    5.566       1,825,000    0.479
                   Exercised         (327,079)   0.275         (33,151)   0.275
                  Expired/canceled   (992,350)   0.275               -        -
                                    ----------               ----------

                   Outstanding
                    end of year     1,202,420    3.295       1,791,849    0.483

                   Exercisable
                    end of year       538,805    1.882         562,260    0.427


                   ------------------------------------------------------------

                   The following table summarizes information about stock options outstanding at December 31, 1996:


                            Options Outstanding             Options Exercisable
                   ---------------------------------------  -------------------
                                       Average
                   Exercise          Remaining    Average               Average
                    Price            Contractual  Exercise             Exercise
                    Range   Shares      Life       Price     Shares      Price
                   ------------------------------------------------------------

                  $0.275   472,420   0.58 yrs.    $0.275    365,687      $0.275
                   4.000-  730,000   1.19 yrs.     5.565    173,118       5.275
                   6.375
                           -------                          -------

                   Total 1,202,420   0.95 yrs.     3.269    538,805       1.882
                   ------------------------------------------------------------

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       The fair value of stock options used to
                                       compute compensation expense to
                                       non-employees is the estimated present
                                       value at grant date using the
                                       Black-Scholes option-pricing model with
                                       the following weighted average
                                       assumptions for 1996 and 1995: expected
                                       volatility of 54% for both years; a
                                       risk-free interest rate of 5.21% in
                                       1996 and 6.40% in 1995; and an expected
                                       option life of 2.45 years in 1996 and
                                       2.25 years in 1995. The amount of
                                       compensation expense included in general and administrative costs in the accompanying consolidated statements of loss was approximately $372,000 and $45,000 at December 31, 1996 and 1995,
                                       respectively.

                                       Statement of Financial Accounting
                                       Standards No. 123, (SFAS 123),

                                       "Accounting for Stock-Based
                                       Compensation" was implemented in January
                                       1996. As permitted by SFAS 123, the
                                       Company has continued to account for
                                       stock compensation to employees by
                                       applying the provisions of Accounting
                                       Principles Board Opinion No. 25. If the
                                       accounting provisions of SFAS 123 had
                                       been adopted, net loss and loss per share would have been as follows:


                                                           1996             1995
                                       _________________________________________

                                       Net loss
                                         As reported  $(1,761,064)  $(1,246,481)
                                         Pro forma     (1,932,628)   (1,307,960)
                                       ________________________________________

                                       Loss per share
                                         As reported       $(.32)        $(0.36)
                                         Pro forma          (.36)         (0.38)
                                       ________________________________________

                                       For employees, the fair value of stock
                                       options used to compute pro forma net
                                       loss and loss per share disclosures is
                                       the estimated present value at grant
                                       date using the Black-Scholes
                                       option-pricing model with the following
                                       weighted average assumptions for 1996
                                       and 1995: Expected volatility of 54% for both years; a risk free interest rate of 5.52% in 1996 and 6.32% in 1995; and
                                       an expected option life of 2.72 years in 1996 and 2.25 years in 1995.

                                                                 Tengasco, Inc.
                                              (formerly Onasco Companies, Inc.)


                                     Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

13. Income Taxes                       The Company had no taxable income during
                                       the years ended December 31, 1996 and
                                       1995.


                                       A reconciliation of the statutory U.S.
                                       Federal income tax and the income tax
                                       provision included in the accompanying
                                       consolidated statements of loss is as
                                       follows:

                                       Year ended December 31,                     1996          1995
                                       ----------------------------------------------------------------

                                       Statutory  rate                                34%            34%
                                       Tax (benefit) at statutory rate         $(599,000)     $(424,000)
                                       State income tax (benefit)                (99,000)       (75,000)
                                       Other                                       3,000         17,000
                                       Increase in deferred tax asset
                                         valuation allowance                     695,000        482,000
                                       ----------------------------------------------------------------
                                       Total income tax provision              $       -      $       -
                                       ----------------------------------------------------------------
                                       The components of the net deferred tax assets and liabilities are as follows:

                                       Year ended December 31,                      1996           1995
                                       ----------------------------------------------------------------
                                       Deferred tax asset:
                                        Basis  difference in marketable
                                         equity  securities                  $        -       $ 238,000
                                        Net operating loss carryforward          798,000        218,000
                                        Capital loss carryforward                238,000             -
                                        Accrued expenses                         223,000         39,000
                                       ----------------------------------------------------------------

                                                                               1,259,000        495,000

                                       Valuation allowance                    (1,177,000)      (482,000)
                                       ----------------------------------------------------------------
                                                                                  82,000         13,000
                                       ----------------------------------------------------------------

                                       Deferred tax liability:
                                        Oil and gas properties                    81,000         13,000
                                        Property and equipment                     1,000              -
                                       ----------------------------------------------------------------
                                                                                  82,000         13,000
                                       ----------------------------------------------------------------
                                       Net deferred taxes                    $         -      $       -
                                       ----------------------------------------------------------------

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


                                       The Company recorded a valuation
                                       allowance at December 31, 1996 and 1995
                                       equal to the excess of deferred tax
                                       assets over deferred tax liabilities as
                                       management is unable to determine that
                                       these tax benefits are more likely than
                                       not to be realized.

                                       As of December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $l,995,000 which will expire, if not utilized, as follows:

                                              Year            Amount
                      ----------------------------------------------------------
                                              2010          $ 546,000

                                              2011          1,449,000
                      ----------------------------------------------------------
                                              Total        $1,995,000
                      ----------------------------------------------------------

                                       Additionally, at December 31, 1996, the
                                       Company has a capital loss carryforward
                                       of approximately $594,000 which will
                                       expire, if not offset against a capital
                                       gain, in 2001.

14.  Subsequent Events                 In May 1997, the Company entered into a
                                       term loan with an individual for
                                       aggregate proceeds of $l,000,000 which
                                       the Company will receive at various
                                       times in the second and third quarters
                                       of 1997. The Company provided the lender with 100,000 shares of common stock as a loan origination fee. The loan, which is due December 31, 1997, bears interest at 11% per annum and is secured by equipment owned by a major shareholder of the Company. IRC is serving as guarantor on the loan facility. In conjunction with the loan agreement, the lender has an option to purchase 300,000 shares of the Company's common stock from IRC.


                                       In May 1997, the Company entered into a
                                       joint venture agreement with Enserch
                                       Energy Services, Inc. ("EES") whereby
                                       the Company will share equally in the
                                       gross profit from any sales to customers the parties refer to each other for energy services. The agreement is in effect until 2002 at which time the Company and EES can continue the agreement for successive one-year terms.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


15. Supplemental Disclosure of
    Cash Flows                         The Company paid approximately $26,000
                                       and $33,000 for interest in 1996 and
                                       1995, respectively. The Company paid $0
                                       for income taxes in 1996 and 1995.

                                       In 1996, the Company transferred
                                       property and equipment with a net book
                                       value of $46,539 to lenders in exchange
                                       for debt reductions aggregating $42,865
                                       resulting in a loss of $3,674.

                                       In 1996, the Company issued 114,466
                                       shares of common stock and common stock
                                       subscribed to extinguish approximately
                                       $1,060,000 of debt, which approximated
                                       fair value of the shares.

                                       In 1995, The Company issued 4,000,000
                                       shares of common stock and a $450,000 8% promissory note to IRC (see Note 3) to acquire approximately $l,752,000 of assets including property, plant, and equipment, oil and gas properties and marketable equity securities. The Company recorded these assets at the lower of market or IRC's historical cost basis, except for the marketable equity securities which were brought
                                       over at their lower market value.

                                       In 1995, the Company issued
                                       approximately 164,300 shares of common
                                       stock to extinguish approximately
                                       $882,000 of debt, which approximated
                                       fair value of the shares. The
                                       extinguished debt included the $450,000
                                       8% promissory note, discussed above.

16.  Supplemental  Oil
     and Gas Information               Information with respect to the
                                       Company's oil and gas producing
                                       activities is presented in the following tables. Estimates of reserve quantities, as well as future production and discounted cash flows before income taxes, were determined by Coburn
                                       Petroleum Engineering, independent
                                       petroleum engineer, as of December 31,
                                       1996 and 1995.

                                       Oil and Gas Related Costs

                                       The following table sets forth
                                       information concerning costs related to
                                       the Company's oil and gas property
                                       acquisition, exploration and development activities in the United States during the years ended December 31, 1996 and 1995:

                                                         Tengasco, Inc.
                                       (formerly Onasco Companies, Inc.)

                               Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------

                                                          1996            1995
                     ----------------------------------------------------------

                     Property  acquisition
                      Proved                         $   78,991        $607,809
                      Unproved                           25,274          15,352
                     Less - proceeds from sales of
                      properties                       (100,000)              -

                     Development costs                  673,022          43,210
                     -----------------------------------------------------------

                                                     $  677,287        $666,371
                     -----------------------------------------------------------

                     Results of Operations from Oil and Gas Producing Activities

                     The following table sets forth the Company's results of operations from oil and gas producing activities for the years ended December 31, 1996 and 1995:

                                                         1996             1995
                     -----------------------------------------------------------
                     Revenues                          $ 26,253        $ 27,802
                     Production costs and taxes         (17,138)        (20,072)
                     Depreciation, depletion and
                       amortization                     (52,145)        (24,011)
                     -----------------------------------------------------------

                     Results of operations before
                       income taxes                     (43,030)        (16,281)
                     Income taxes                             -               -
                     -----------------------------------------------------------

                     Results of operations from oil
                      and gas producing activities     $(43,030)       $(16,281)
                     -----------------------------------------------------------

                     In the presentation above, no deduction has been made for indirect costs such as corporate overhead or interest expense. No income taxes are reflected above due to the Company tax loss carryforwards. For the years ended December 31, 1996 and 1995, the depreciation, depletion and amortization rate per barrel of oil equivalent production was $20.16 and $90.84, respectively.

                     Oil and Gas Reserves (unaudited)

                     The following table sets forth the Company's net proved oil and gas reserves at December 31, 1996 and 1995 and the changes in net proved oil and gas reserves for the years then ended. Proved

                                                                 Tengasco, Inc.
                                              (formerly Onasco Companies, Inc.)

                                     Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------


                                       reserves represent the estimated
                                       quantities of crude oil and natural gas
                                       which geological and engineering data
                                       demonstrate with reasonable certainty to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The reserve information indicated below requires substantial judgment on the part of the reserve engineers, resulting in estimates which are not subject to precise determination. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant.

                                                                                Oil (bbls)           Gas (Mcf)
                                       ------------------------------------------------------------------------
                                       Proved reserves
                                        Balance,  January 1, 1995                       -                   -
                                         Acquisition of proved reserves           101,565           5,337,978
                                         Production                                     -              (1,586)
                                       ------------------------------------------------------------------------

                                        Balance,  December 31,  1995              101,565           5,336,392
                                         Discoveries and extensions                     -          17,212,571
                                         Revisions of previous estimates                -              33,902
                                         Production                                     -             (15,510)
                                       -------------------------------------------------------------------------
                                        Balance, December 31, 1996                101,565          22,567,355
                                       -------------------------------------------------------------------------

                                       Proved developed non-producing
                                        reserves at, December 31, 1996                  -           7,167,350
                                       -------------------------------------------------------------------------
                                       Proved developed non-producing
                                        reserves at, December 31, 1995                  -           2,536,388
                                       -------------------------------------------------------------------------


                                       Of the Company's total proved reserves as of December 31, 1996, approximately 31% were classified as proved developed nonproducing and approximately 69% were classified as proved undeveloped. All of the Company's reserves are located in the continental United States.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       Standardized Measure of Discounted
                                       Future Net Cash Flows (unaudited)

                                       The standardized measure of discounted
                                       future net cash flows from the Company's proved oil and gas reserves at December 31, 1996 and 1995 is presented in the following table:

                                                                                                       1996                   1995
                                       ---------------------------------------------------------------------------------------------
                                       Future cash inflows                                     $84,106,507             $11,892,672
                                       Future production costs and taxes                        (6,219,598)             (1,818,322)
                                       Future  development costs                                (5,775,000)               (600,000)
                                       Future income tax expenses                              (18,909,520)             (2,156,985)
                                       ---------------------------------------------------------------------------------------------
                                       Net future cash flows                                    53,202,389               7,317,365

                                       Discount at 10% for timing of cash flows                (22,823,876)             (3,653,903)
                                       ---------------------------------------------------------------------------------------------
                                       Discounted future net cash
                                         flows from proved reserves                             30,378,513              $3,663,462
                                       ---------------------------------------------------------------------------------------------
                                       The following table sets forth the
                                       changes in the standardized measure of
                                       discounted future net cash flows from
                                       proved reserves during 1996 and 1995:
                                                                                                      1996                     1995
                                       ---------------------------------------------------------------------------------------------
                                       Balance, beginning of year                              $ 3,663,462              $         -
                                       ---------------------------------------------------------------------------------------------
                                       Sales, net of production costs
                                        and taxes                                                   (9,115)                  (7,730)
                                       Acquisition of proved reserves                                    -                4,665,382
                                       Discoveries and extensions                               33,874,577                        -
                                       Changes in prices and
                                        production costs                                         2,374,267                        -
                                       Revisions of quantity estimates                              42,164                        -

                                       Net change in income taxes                               (9,975,394)                (994,190)
                                       Interest factor - accretion of discount                     465,765                        -
                                       Changes in production  rates
                                        and other                                                  (57,213)                       -
                                       ---------------------------------------------------------------------------------------------
                                       Balance, end of year                                    $30,378,513               $3,663,462
                                       ---------------------------------------------------------------------------------------------

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)


                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                                       Estimated future net cash flows
                                       represent an estimate of future net
                                       revenues from the production of proved
                                       reserves using current sales prices,
                                       along with estimates of the operating
                                       costs, production taxes and future
                                       development and abandonment costs (less
                                       salvage value) necessary to produce such reserves. The average prices used at December 31, 1996 and 1995 were $19.10 and $17.00 per barrel of oil and $2.94
                                       and $l.91 per mcf of gas, respectively.
                                       No deduction has been made for
                                       depreciation, depletion or any indirect
                                       costs such as general corporate overhead or interest expense.

                                       Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

                                       Income tax expense is computed based on
                                       applying the appropriate statutory tax
                                       rate to the excess of future cash
                                       inflows less future production and
                                       development costs over the current tax
                                       basis of the properties involved, less
                                       applicable carryforwards, for both
                                       regular and alternative minimum tax.


                                       The future net revenue information
                                       assumes no escalation of costs or
                                       prices, except for gas sales made under
                                       terms of contracts which include fixed
                                       and determinable escalation. Future
                                       costs and prices could significantly
                                       vary from current amounts and,
                                       accordingly, revisions in the future
                                       could be significant.

                                TENGASCO, INC.
                      (formerly Onasco Companies, Inc.)


                      CONSOLIDATED FINANCIAL STATEMENTS

                           For the Six Months Ended
                                June 30, 1997

                                TENGASCO, INC.
                      (formerly Onasco Companies, Inc)

                                   CONTENTS

Consolidated Financial Statements

     Balance sheets                                  2

     Statements of loss                              3

     Statements of stockholders' equity              4

     Statements of cash flows                        5

     Notes to financial statements                   6

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                                Balance Sheets
                                June 30, 1997


                                    ASSETS


                                                June 30,        December 31,
                                                  1997             1996
                                              (Unaudited)        (Audited)
                                             -------------     -------------
Current Assets:
  Cash and cash equivalents                  $     220,937     $     146,554
  Accounts Receivable                                2,561             4,658
  Other current assets                               3,076             7,463
                                             -------------     -------------

Total current assets                               226,574           158,675

Oil and gas properties, net (on the basis
  of full cost accounting)                       1,351,798         1,287,142
                                             -------------     -------------

Pipeline facilities, under construction,
  at cost                                        1,167,192           887,315

Property and equipment, net                        235,791           203,244

Other                                               18,901           190,845
                                             -------------     -------------




                                             $   3,000,256     $   2,727,221
                                             =============     =============



  The accompanying notes are an integral part of these financial statements

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)
                         CONSOLIDATED BALANCE SHEETS
                                June 30, 1997


                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                June 30,       December 31,
                                                  1997             1996
                                              (Unaudited)       (Audited)
                                              -----------      -------------

Current liabilities

  Notes payable                               $  1,750,000     $    780,000
  Loans payable to affiliates                            0           48,190
  Current maturities of long-term debt              24,742           14,017
  Accounts payable - trade                         249,916          347,093
  Accrued liabilities                               62,769           35,086
                                              ------------     ------------
Total current liabilities                        2,087,427        1,224,386

Long term debt, less current maturities             85,137           47,828
                                              ------------     ------------
Total liabilities                                2,172,564        1,272,214
                                              ------------     ------------

Stockholders' equity

  Common stock, $.001 par value,
    50,000,000 shares authorized                     6,123            5,708
  Additional paid-in capital                     5,400,615        4,783,369
  Unamortized stock award                         (179,377)        (292,186)
  Deficit                                       (4,399,669)      (3,041,884)
                                              -------------     ------------
Total stockholders' equity                         827,692        1,455,007
                                              -------------    -------------

                                              $  3,000,256     $  2,727,221
                                              =============    =============




  The accompanying notes are an integral part of these financial statements

                            TENGASCO, INC.
                   (Formerly Onasco Companies, Inc.)

                           STATEMENT OF LOSS
                              (Unaudited)



                                             For the Six      For the Six
                                            Months ended     Months ended
                                              June 30,         June 30,
                                                1997             1996
                                            ------------     ------------

Revenues:
  Oil and gas revenues                       $        0       $   18,400
                                             ----------       ----------

        Total Revenues                                0           18,400
                                             ----------       ----------


Costs and other deductions
  Field Expenses                                 41,718            6,103
  Depletion, depreciation and amortization       33,296           40,860
  Amortization of deferred loan costs           170,833                0
  Interest expense                              300,322            7,001
  General and administrative costs              811,606          641,800
                                             ----------       ----------
Total costs and other deductions              1,357,785          695,764
                                             ----------       ----------
Net loss                                     (1,357,785)        (677,364)
----------------------------------           ----------       ----------
Loss per share of common stock                     (.24)            (.12)
----------------------------------           ==========       ==========




The accompanying notes are an integral part of these financial statements

                                TENGASCO, INC.
                      (Formerly Onasco Companies, Inc.)

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (Unaudited)


                                                                                    Additional     Unamortized
                                                              Common Stock            Paid-in         Stock
                                                           -------------------        Capital         Award            Deficit
                                                           # Shares     Amount       ----------    ------------       --------
                                                           ---------    ------

Balance December 31, 1996                                5,707,827     $5,708        $4,783,369   $(292,186)        $(3,041,884)

  Common Stock issued for exercised options                330,305        329            90,504

  Common stock subscribed for the
    extinguishment of debt                                  86,084         86           484,135

  Stock option award                                                                     30,000     (30,000)

  Amortization of stock award                                                           (69,061)    142,809

  Common stock options issued                                                            81,668

  Net loss for period ended June 30, 1997                                                                            (1,357,785)
---------------------------------------------------------------------------------------------------------------------------------


Balance June 30, 1997                                    6,124,216     $6,123        $5,400,615   $(179,377)        $(4,399,669)
                                                         =========     ======        ==========   ==========        ============


  The accompanying notes are an integral part of these financial statements

                            TENGASCO, INC.
                   (Formerly Onasco Companies, Inc.)

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)


                                             For the Six          For the Six
                                            Months Ended         Months Ended
                                            June 30, 1997        June 30, 1996
                                           --------------       --------------
Operating activities
  Net loss                                 $   (1,357,785)      $     (677,364)
  Adjustments to reconcile net loss to
  cash used in operating activities:
   Depletion, depreciation and amortization        33,296               40,860
   Amortization of deferred loan costs            170,833                    0
   Amortization of imputed value of stock
    warrants issued                               220,000                    0
   Compensation paid in stock options             155,416              119,200
   Changes in assets and liabilities:
     Accounts receivable                            2,097                4,818
     Prepaid expenses and other                     4,387              (49,310)
     Accounts payable                             (97,177)             223,812
     Accrued liabilities                           27,683                1,605
     Stockholder advances payable                 (48,190)                   0
                                           --------------       --------------

Cash used in operating activities                (889,440)            (336,379)
                                           --------------       --------------

Investing activities
  Proceeds from sale of marketable equity
   secuurities                                          0              250,000
  Additions to property and equipment             (64,735)             (18,935)
  Additions to oil and gas properties             (64,656)            (610,740)
  Additions to pipeline facilities               (279,877)                   0
                                           --------------       --------------

Cash used in investing activities                (409,268)            (379,675)
                                           --------------       --------------

Financing activities
  Proceeds from borrowings                        809,387               27,750
  Repayments of borrowings                        (11,350)              (5,350)
  Proceeds from issuance of common stock          575,054              685,200
                                           --------------       --------------

Cash provided by financing activities      $    1,373,091        $     707,600
                                           --------------       --------------


Net increase (decrease) in cash and cash
  equivalents                                      74,383               (8,454)

Cash and cash equivalents, beginning of
  period                                          146,554                  712

Cash and cash equivalents, end of period   $      220,937        $      (7,742)
                                           ==============        =============


   The accompanying notes are an integral part of these financial statements

                              TENGASCO, INC.
                     (Formerly Onasco Companies, Inc.)

                Notes to Consolidated Financial Statements


     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form l0-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended December 31, 1996, included in Form 10-SB, which are incorporated by reference herein.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder at any time shall, under any circumstances, imply that there has been no change in the business or affairs of the Company since the date hereof or that the information in this Prospectus herein is correct as of any time subsequent to its date.

                              TABLE OF CONTENTS

                                                            Page
                                                            ----

Available Information . . . . . . . . . . . . . .             2

Prospectus Summary  . . . . . . . . . . . . . . .             3

          The Company . . . . . . . . . . . . . .             3

          The Offering . . . . . . . . . . . . . .            5

          Summary Financial Data . . . . . . . . .            5

Risk Factors . . . . . . . . . . . . . . . . . . .            6

Use of Proceeds . . . . . . . . . . . . . . . . . .           13

Determination of Price of Shares . . . . . . . . .            13

Dilution . . . . . . . . . . . . . . . . . . . . .            13

Selling Shareholders  . . . . . . . . . . . . .  .            13

Plan of Distribution . . . . . . . . . . . . . . .            18

Legal Proceedings . . . . . . . . . . . . . . . .             19

Directors, Executive Officers, Promoters and
Control Persons . . . . . . . . . . . . . . . . .             19

          Identification of Directors and Officers .          19

          Business Experience . . . . . . . . . .  .          21

          Committees . . . . . . . . . . . . . . . .          22

          Family Relationships . . . . . . . . . . .          22


          Involvement in Certain Legal Proceedings . .        23

Security Ownership of Certain Beneficial
Owners and Management . . . . . . . . . . . . . . . .         23

          Security Ownership of Certain Beneficial
          Owners . . . . . . . . . . . . . . . . . . .        23

          Changes in Control  . . . . . . . . . . . . .       25

Description of Securities  . . . . . . . . . . . . . .        25

          Authorized Capital Stock . . . . . . . . . .        25

Indemnification of Directors, Officers,

Employees and Agents . . . . . . . . . . . . . . . . .        26

Description of Business  . . . . . . . . . . . . . . .        28

          Glossary of Terms  . . . . . . . . . . . . .        28

          Business Development  . . . . . . . . . . . .       29

          General  . . . . . . . . . . . . . . . . . .        35

          Governmental Regulations  . . . . . . . . . .       37

          Principal Products or Services and Markets . .      38

          Reserve Analyses . . . . . . . . . . . . . . .      38

          Distribution Methods of Products or Services .      39

          Status of Any Publicly Announced
          New Product or Service . . . . . . . . . . . .      39

          Competitive Business Conditions, Competitive
          Position in the Industry and
          Methods of Competition . . . . . . . . . . . .      40

          Sources and Availability of Raw Materials
          and Names of Principal Suppliers  . . . . . .       41


          Dependence on One or a Few Major Customers . .      41

          Patents, Trademarks, Licenses, Franchises,
          Concessions, Royalty Agreements, Labor

          Contracts, including Duration  . . . . . . . .      41

          Need for Governmental Approval of Principal
          Products or Services . . . . . . . . . . . . .      41

          Effect of Existing or Probable Governmental
          Regulations on Business . . . . . . . . . . . .     42

          Research and Development . . . . . . . . . . .      43

          Cost and Effects of Compliance with
          Environmental Laws . . . . . . . . . . . . . .      43

          Number of Total Employees and
          Number of Full-Time Employees . . . . . . . . .     44

Management's Discussion and Analysis of
Plan of Operation  . . . . . . . . . . . . . . . . . . . .    44

          Other Significant Plans . . . . . . . . . . . .     45

          Results of Operations . . . . . . . . . . . . .     46

          Liquidity  . . . . . . . . . . . . . . . . . .      47

Description of Property . . . . . . . . . . . . . . . . .     47

          Property Location, Facilities, Size and Nature
          of Ownership  . . . . . . . . . . . . . . . . .     47

          Disclosure of Oil and Gas Operations . . . . . .    49

Certain Relationships and Related Transactions
Transactions with Management and Others . . . . . . . . .     50

          Certain Business Relationships  . . . . . . . .     50

          Indebtedness of Management . . . . . . . . . .      50

          Parents of the Issuer . . . . . . . . . . . . .     50

          Transactions with Promoters . . . . . . . . . .     51


Market Price of and Dividends on the Common Stock
and Other Stockholder Matters . . . . . . . . . . . . . .     51

          Market Information  . . . .  . . . . . . . . . .    51

          Holders  . . . . . . . . . . . . . . . . . . . .    52

          Dividends . . . . . . . . . . . . . . . . . . .     52

Executive Compensation  . . . . . . . . . . . . . . . . .     52

          Cash Compensation . . . . . . . . . . . . . . .     52

          Bonuses and Deferred Compensation  . . . . . . .    55

          Compensation Pursuant to Plans . . . . . . . . .    55

          Pension Table . . . . . . . . . . . . . . . . .     56

          Other Compensation . . . . . . . . . . . . . . .    56

          Compensation of Directors . . . . . . . . . . .     59

          Employment Contracts . . . . . . . . . . . . . .    59

          Termination of Employment and Change of Control .   59

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure . . . . . . . . . . . . . . . . .    59

          Change from David T. Thomson, CPA to
          Charles M. Stivers, CPA . . . . . . . . . . . .     59

          Change from Charles M. Stivers, CPA, to
          Price-Bednar, LLP, CPA . . . . . . . . . . . . .    61

          Change from Price-Bednar, LLP, CPA to
          Charles M. Stivers, CPA . . . . . . . . . . . .     62

          Change from Charles M. Stivers, CPA to
          BDO Seidman, LLP . . . . . . . . . . . . . . . .    63

Legal Matters . . . . . . . . . . . . . . . . . . . . . .     64

Experts . . . . . . . . . . . . . . . . . . . . . . . . .     65


Financial Statements . . . . . . . . . . . . . . . . . . .    F-1

          Audited Financial Statements for 1994 . . . . .     F-1

          Audited Financial Statements for 1995 and 1996 .    F-10

          Unaudited Financial Statements for
          Six Months ended June 30, 1997 . . . . . . . . .    F-39

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 24 - INDEMNIFICATION OF OFFICERS AND DIRECTORS


                  Section 48-18-502 of the Tennessee Business Corporation Act (the "Act") authorizes a Tennessee corporation to indemnify any director against liability incurred in a legal proceeding if (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interest of the company or, if the conduct was not undertaken in his or her official capacity, that it was not opposed to the company's best interests. In the case of a criminal proceeding, the director must have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director under Section 48-18-502 in connection with a proceeding "by or in the right of the corporation in which the director was adjudged liable to the corporation" or in connection with any other proceeding charging improper personal benefit to him or her, in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit.

                  Unless limited by its charter, Section 48-18-503 of the Act requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

                  Pursuant to Section 48-18-504 of the Act, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

                  Section 48-18-505 permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that be or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

                  Section 48-18-506 limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.


                  Unless the corporate charter provides otherwise, Section 48-18-507 extends the rights to indemnification and advancement of expenses to officers, employees and agents. The Company's corporate charter does not provide for any limitations on these rights of indemnification.

                  Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

                  Section 48-18-509 provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

                  The Company is seeking bids from insurance companies to provide Directors' and Executive Officers' Insurance, and has adopted the provisions of the Act.

            ITEM 25 - OTHER EXPENSES OF ISSUANCE and DISTRIBUTION

                  The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the Offering described in the Registration Statement other than underwriting commissions and discounts.

Registration Fee                             $ 1,005.18
Legal Fees and Expenses                      $10,000.00
Accounting Fees and Expenses                 $15,000.00
Printing Expenses                            $   500.00
Consulting Fee                               $   500.00
Miscellaneous Expense                        $ 1,000.00
                                             ----------
                  Total                      $28,005.18

              ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

                  The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the Company during the past three years, which were not registered under the 1933 Act:


                                                  Number
                                      Date          of         Aggregate
Name of Owner                       Acquired      Shares     Consideration
-------------                       --------     -------    --------------

Robert C. Bohannon, Ph.D.           11/8/94        8,750            1

Henry H. Tate, Jr.                  11/8/94        3,750            1

Industrial Resources                5/4/95     4,000,000            2
Corporation

M. E. Ratliff                       5/15/95      215,000            3

Jeffrey D. Jenson                   5/15/95      240,000            3

Leonard W. Burningham, Esq.         5/15/95       50,000            3

Duane S. Jenson                     9/29/95        4,000            4

Craig Carpenter                     9/29/95        4,000            4

Industrial Resources                3/29/96       76,557            5
Corporation                         4/10/96       87,709            5

Allen Sweeney                      12/31/96       33,151            6

Russell Ratliff                     3/29/96       37,534            6

James C. Walter                     3/22/96       35,616            6

Mike Johnson                        3/26/96       10,000            6

Estate of Raymond E. Johnson        4/3/96        10,000            6

Charles N. Manhoff                  4/10/96       88,356            6

Joseph B. Mattei                    4/19/96       37,000            6

William A. Moffett                  4/23/96       37,397            6
                                    6/25/97       72,603            6

Jeffrey DeMunnik                    5/29/96       16,664            6
                                    3/15/97        4,000            6

Robert M. Carter                    6/15/96       15,671            6
                                    8/26/96        2,000            6
                                    6/30/97        7,329            6

Kelly S. Grabill                    7/29/96       12,500            6

Jeff Brockman                       7/29/96       10,000            6
                                    8/29/96       62,329            6

Robert Janda                        9/5/96        22,730        $187,520

Donald Janda                        9/5/96         2,131        $ 17,580

William Evans                       9/5/96        12,121        $100,000

Walter C.  Arzonetti               4/22/97        88,493            6

Neil Harding                       5/21/97       100,000            8

Michael McCown                     6/30/97        50,000            6


                  1 Issued in consideration of services rendered to the Company.

                  2 Issued to IRC in consideration of the conveyance by IRC to the Company of certain oil and gas leases, equipment, securities and vehicles pursuant to the Purchase Agreement. See, "Description of Business"
                           -  "Business Development" above.

                  3 Issued in consideration of services rendered to the Company. See, "Description of Business" - "Business Development" above.

                  4 Issued in consideration of the conveyance of an Eimco Caterpillar.

                  5 Issued in consideration of the cancellation of debt owed by the Company to IRC. See, "Description of Business" - "Business Development" above.

                  6 Issued pursuant to Stock Option Agreements adopted by the Board of Directors granting these persons an option to purchase "unregistered" and "restricted" shares of the Company's common stock at a price of

                           $0.275 per share. See, "Executive Compensation" - "Restricted Stock Options Table" above.

                  7        Issued in exchange for an oil drilling rig.

                  8 Issued as consideration for the granting of a loan in the amount of $1,000,000.

                  Management believes that all of the foregoing persons were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits attendant to an investment in the securities of the Company. Further, all such persons were provided with access to all material information regarding the Company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the Company. The offers and sales of the foregoing securities are believed to have been exempt from the registration requirements of Section 5 of the 1933 Act, as amended, pursuant to Section 4(2) thereof, and from similar state securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.

                              ITEM 27 - EXHIBITS

                  The following exhibits are filed as a part of this Registration Statement:

   Number                       Description

    3.1             Initial Articles of Incorporation

    3.2             Bylaws

    3.3             Articles of Amendment dated April 12, 1966

    3.4             Articles of Amendment dated July 12, 1984

    3.5             Articles of Amendment dated December 18, 1991

    3.6             Articles of Amendment dated September 11, 1992

    3.7 Articles of Incorporation of the Tennessee wholly-owned subsidiary **

    3.8 Articles of Merger and Plan of Merger (taking into account the formation of the Tennessee wholly-owned subsidiary for the purpose of changing the Company's domicile and effecting reverse split)

    5.1             Opinion of Robson & Miller, LLP

   10.1(a)          Purchase Agreement with IRC

   10.1(b)          Amendment to Purchase Agreement with IRC

   10.1(c)          General Bill of Sale and Promissory Note

   10.2(a)          Compensation Agreement - M. E. Ratliff

   10.2(b)          Compensation Agreement - Jeffrey D. Jenson

   10.2(c)          Compensation Agreement - Leonard W. Burningham, Esq.

   10.3 Agreement with The Natural Gas Utility District of Hawkins County, Tennessee

   10.4             Agreement with Powell Valley Electric Cooperative, Inc.

   10.5             Agreement with Enserch Energy Services, Inc.

   16.1             Letter of David T. Thomson, CPA, Regarding Change in
                    Certifying Accountant

   16.2 Letter of Charles M. Stivers, CPA, Regarding Change in Certifying Accountant

   16.3 Letter of Price-Bednar, LLP, CPA, Regarding Change in Certifying Accountant

   23.1             Consent of Charles M. Stivers, CPA

   23.2             Consent of David T. Thomson, CPA

   23.3             Consent of BDO Seidman, LLP

   23.4             Consent of Robson & Miller, LLP

   99.1             Beech Creek Lease Schedule

   99.2             Wildcat Lease Schedule

   99.3             Burning Springs Lease Schedule

   99.4             Fentress County Lease Schedule

   99.5             Swan Creek Lease Schedule

   99.6             Alabama Lease Schedule

   99.7             Coburn Engineering Report

       * Summaries of all exhibits contained within this Registration Statement are modified in their entirety by reference to these Exhibits.

       ** These are form documents much of which are substantially handwritten and may be illegible. The best available copy thereof has been filed with the Commission and copies may be obtained from the principal executive offices of the Company at no charge.


                            ITEM 28 - UNDERTAKINGS

                  The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) Reflect in the Prospectus any facts or events which individually or together represent a fundamental change in the information in the Registration Statement; and

                      (iii) Include any additional or changed material information on the plan of distribution.

                    (2) That, for the purpose of determining any liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  The Company hereby undertakes:

                    (1) For determining any liability under the Act, treat the information omitted from the form prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(n) under the Act as part of the Registration Statement as of the time the Commission declared it effective.

                    (2) For determining liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities as that time as the initial bona fide offering of those securities.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB- 2 and authorized this registration statement on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on the 30th day of July, 1997.

                                         Tengasco, Inc.

                                         By: /s/ Michael E. Ratliff
                                            --------------------------
                                             Michael E. Ratliff

                  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                               Title                        Date
---------                               -----                        ----

/s/ Michael E.  Ratliff         Chief Executive Officer          July 29, 1997
-----------------------
Michael E. Ratliff


/s/ Allen H. Sweeney            Chairman of the Board            July 29, 1997
--------------------            of Directors
Allen H. Sweeney



/s/ Daniel G. Follmer           President and Chief              July 29, 1997
---------------------           Financial Officer
Daniel G. Follmer


/s/ Joseph Earl Armstrong       Director                         July 29, 1997
-------------------------
Joseph Earl Armstrong


/s/ James B. Kreamer            Director                         July 29, 1997
---------------------
James B. Kreamer


/s/ William A. Moffett          Director                         July 29, 1997
-----------------------
William A. Moffett

/s/ Shigemi Morita              Director                         July 29, 1997
-------------------
Shigemi Morita


/s/ Robert M. Carter            Executive Vice-President         July 29, 1997
---------------------
Robert M. Carter


/s/ Sheila F. Sloan             Treasurer                        July 29, 1997
--------------------
Sheila F. Sloan


/s/ Elizabeth Wendelken         Secretary                        July 29, 1997
-----------------------
Elizabeth Wendelken